AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 20, 2002
                                                     REGISTRATION NO. 333-100869


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549


                               AMENDMENT NO. 1 TO
                           FORM S-3 FILED ON FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                   E-REX, INC.
               (Exact name of registrant as specified in charter)


                        NEVADA                        88-0292890
            (State or other jurisdiction of        (I.R.S. Employer
           incorporation or organization          Identification No.)


                            11645 BISCAYNE BOULEVARD,
                                    SUITE 210
                    MIAMI, FLORIDA  33181     (305) 895-3350
    (Address, including zip code, of registrant's principal executive offices)
                     (Telephone number, including area code)


                            Carl E. Dilley, President
                       11645 Biscayne Boulevard, Suite 210
                              Miami, Florida  33181
                                 (305) 895-3350
                          (Name, address, and telephone
                          number of agent for service)

                                   COPIES TO:

                             Brian A. Lebrecht, Esq.
                            The Lebrecht Group, APLC
                        22342 Avenida Empresa, Suite 230
                    Rancho Santa Margarita, California  92688
                                 (949) 635-1240


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this registration statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ X ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  the  same  offering.  [   ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.  [   ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.  [   ]

     If  delivery of the prospectus is expected to be made pursuant to Rule 434,
check  the  following  box.  [   ]


CALCULATION OF REGISTRATION FEE

TITLE OF EACH                                     PROPOSED          PROPOSED
CLASS OF                         AMOUNT           MAXIMUM           MAXIMUM          AMOUNT OF
SECURITIES TO BE                 TO BE            OFFERING PRICE    AGGREGATE        REGISTRATION
REGISTERED                       REGISTERED       PER UNIT (1)      OFFERING PRICE   FEE
                                                  ----------------  ---------------  -------------

Common Stock. . . . . . . . . .  166,666,666 (2)  $          0.007  $       500,000  $       46.00
-------------------------------  ---------------  ----------------  ---------------  -------------

Common Stock. . . . . . . . . .    5,000,000 (3)  $          0.008  $        40,000  $        3.68
-------------------------------  ---------------  ----------------  ---------------  -------------

     Total Registration Fee . .                                                      $       49.68
-------------------------------                                                      -------------



(1) Represents the conversion price under the convertible note, and the exercise price under the warrants, being registered herein.

(2) Represents shares of our common stock issuable to Auxiliarius Fortunare, LLC upon conversion of an outstanding promissory note. Also includes an indeterminate amount of securities issuable pursuant to the note (i) to prevent dilution resulting from stock splits, stock dividends or similar transactions or
(ii) by reason of changes in the conversion price of the note in accordance with the terms thereof.

(3) Represents shares of our common stock issuable upon exercise of warrants issued to Auxiliarius Fortunare, LLC, plus an indeterminate amount of securities issuable pursuant to anti-dilution rights in the warrants.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                    Up to 171,666,666 shares of common stock


                                   E-REX, INC.


     E-Rex  is  registering  up  to  171,666,666  shares  for  sale  by:

- Auxiliarius Fortunare, LLC, who may acquire up to 166,666,666 shares upon conversion of a promissory note.

- Auxiliarius Fortunare, LLC, who may acquire up to 5,000,000 shares upon the exercise of warrants issued to them.


     INVESTING IN THE COMMON STOCK INVOLVES RISKS. E-REX HAS NOMINAL OPERATIONS, IS IN UNSOUND FINANCIAL CONDITION, AND YOU SHOULD NOT INVEST UNLESS YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     All of the common stock registered by this prospectus will be sold by Auxiliarius Fortunare, LLC on their own behalf at the prevailing market price when they are sold. We will receive no proceeds from the sale of the shares by Auxiliarius.

     Our common stock is quoted on the over-the-counter electronic bulletin board under the symbol "EREX." On October 25, 2002, the closing bid price of our common stock was $0.01 per share.






              THE DATE OF THIS PROSPECTUS IS _______________, 2002

                               PROSPECTUS SUMMARY

     This summary highlights material information found in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus carefully, including the "Risk Factors."

ABOUT  OUR  COMPANY

     We were incorporated in Nevada on August 26, 1986 as P.R. Stocks, Inc. Since that time, we have had three name changes and been the surviving corporation in one merger:

- On February 26, 1992, we changed our name to National Health & Safety Corporation;

-     On  November  12,  1992,  we  changed  our  name  to Medgain International
Corporation;

-     On  June  20,  1994,  we  changed  our  name  to  E-Rex,  Inc.;  and

- On February 20, 1999, we merged with Plantech Communications Systems, Inc., a British Columbia, Canada corporation. Plantech was a development stage company in the software, computer, and Internet business that had no revenues.

     We have a $12,817,663 accumulated deficit as of December 31, 2001. We do not have any significant operating history or revenues, and our independent accountant has qualified his report, noting that our significant losses raise substantial doubt about our ability to continue in business.

     Our primary product is the Dragonfly, a portable, multi-function color printer, copier, fax and scanner with Internet and e-mail capabilities. We presently have completed the initial prototype of the Dragonfly. We are not currently generating any revenues from the sale of the Dragonfly product, and do not expect to generate any revenues from it during this fiscal year. We currently generate a limited amount of income from our Internet consulting business, which is not our primary business.

     Our executive offices are located at 11645 Biscayne Boulevard, Suite 210, Miami, Florida 33181. Our telephone number is (305) 895-3350 and our website address is www.e-rex.net. Information contained on our website or on any other website does not constitute a part of this prospectus.

ABOUT  THE  CONVERTIBLE  NOTE

     Under the convertible note to Auxiliarius, they are obligated to provide us with a minimum of $10,000 per week, assuming the following conditions are satisfied:

- this Registration Statement has been declared effective and remains effective;
-     our stock price is $0.004 or higher during the 15 days before the funding;
and
- our stock trading volume is within a specified range depending on our stock price.

     The note has an interest rate of 10% per year. Auxiliarius is obligated to provide us with, and the maximum outstanding principal amount of the convertible note  is,  $500,000.

     Auxiliarius is the holder of warrants to acquire up to 5,000,000 shares of our common stock at an exercise price of $0.008 per share, exercisable for two years from their date of issuance.

THE  OFFERING

     Common stock outstanding
        prior to this offering                            120,148,852 shares (1)

     Common stock offered for
        resale to the public                        up to 171,666,666 shares (2)

     Common stock outstanding
        after this offering                         up to 291,815,518 shares (2)

     Percentage of common stock outstanding
        after this offering represented by
        shares offered for resale to the public           59%

(1) Shares outstanding as of October 28, 2002. Does not include 5,000,000 shares underlying warrants issued to Auxiliarius.

(2) Includes up to 166,666,666 shares that may be issued to Auxiliarius pursuant to the convertible note, and 5,000,000 shares underlying warrants issued to Auxiliarius. Does not include an indeterminate amount of securities issuable pursuant to the note and warrant to prevent dilution resulting from stock splits, stock dividends or similar transactions.

                                  RISK FACTORS

     Any investment in our common stock involves a high degree of risk. You should consider carefully the following information, together with the other information contained in this prospectus, before you decide to buy our common stock. If any of the following events actually occurs, our business, financial condition or results of operations would likely suffer. In this case, the market price, if any, of our common stock could decline, and you could lose all or part of your investment in our common stock.

     We have never operated profitably, we have generated very little revenues, and we may never become profitable, making it difficult or impossible for our investors to evaluate our business.

     We have a limited operating history upon which potential investors may evaluate our performance. To date, we have generated an accumulated deficit of more than $13,964,463. For the years ended December 31, 2001 and 2000, we incurred net losses of $3,535,831 and $8492,853, respectively, and for the six months ended June 30, 2002, our net loss was $1,146,800. Because of our lack of cash, we have issued large amounts of stock to pay salaries and some accounts payable. We expect that our operating expenses will increase over the next few years as we continue to develop and market our Dragonfly product, and as a result we expect losses to continue. In addition, our future operations may not be profitable. We must consider the likelihood of our success relative to the problems, difficulties, complications, and delays frequently encountered in connection with the development and operation of a new business.

     If we do not obtain adequate financing from this offering or other sources to fund our future operations and to complete development of our Dragonfly product, we may not be able to successfully implement our business plan.

     We have only developed a prototype of our Dragonfly product, and as a result we have not generated any revenues from the sale of the Dragonfly, and will not during this fiscal year. We have funded a large portion of our operations through the issuance of stock to employees and consultants, and unless we are successful in obtaining adequate financing, we will continue to do so. Although we had sufficient capital to complete the initial prototype of the Dragonfly, if we do not obtain adequate financing, we cannot finalize the development of our Dragonfly product.

     Although it is difficult to estimate the amount of additional financing we will require, we anticipate that over the next two years we will need approximately $120,000 to finalize the development of the Dragonfly, $1,500,000 for marketing and sales expenses, and $800,000 for general working capital expenses. We do not know where this capital will come from. If we are not able to raise sufficient capital, we will not be able to implement our business plan.

     We have not generated any revenues from our Dragonfly product and do not expect to be profitable for several more years.

     For the year ended December 31, 2001, we generated a total of $87,185 in revenues, all of which was consulting fees related to our Internet consulting division. For the six months ended June 30, 2002, our consulting division generated $10,930 in revenues, representing all of our revenues for the period. We do not expect to generate any revenues from our Dragonfly product this fiscal year, and when we do begin to generate revenues from the product, we do not expect to be profitable for several years, if at all.

     If our primary product, the Dragonfly, does not obtain widespread market acceptance, our sales and profitability will suffer.

     We are relying on the success of one primary product, the Dragonfly. If this product is not widely accepted by the marketplace, we may not generate sufficient revenues to sustain operations, and may not be profitable.

     We do not have a patent on our product, and as a result it may be duplicated by a competitor.

     We have conducted a patent study on the hardware and operating system of the Dragonfly, and have determined that it is unlikely that some or all of the product may be able to be protected by patents. Although the operating system, circuit boards, control systems, and Internet interface are proprietary to E-Rex, we cannot be certain that others will not independently develop or market substantially similar products in competition with the Dragonfly.

     There may be other products on the market similar to the Dragonfly that are from substantially larger and more established companies, which may make it impossible for us to compete.

     We believe that no other company manufacturers a product exactly like the Dragonfly. If released, the Dragonfly will compete with other portable devices from well-known companies such as Hewlett-Packard, Cannon, Brother, Docuport, Palm, and Xerox. Although our management believes that our product is superior in functionality, those companies, as well as future competitors, have substantially more financial and technical resources than us and have established a reputation in the industry. As a result of intense competition from larger, well-known and well-financed companies, we may not be able to successfully market our product.

     We have limited personnel and we must attract and retain qualified employees to succeed in our business plan.

     We currently have only three employees. In order to finish the development of our Dragonfly, and market it, we need to recruit and retain professional and technical staff. Unless we are successful in obtaining adequate financing, we will not have the resources to attract the necessary personnel, and we will not be successful in implementing our business plan.

     The substantial number of shares of our common stock that are eligible for future sale in the public market could adversely affect prevailing market prices of our common stock or limit our ability to raise additional capital.

     Future sales of substantial amounts of our common stock in the public market, or the perception that these sales might occur, could adversely affect the prevailing market price of our common stock or limit our ability to raise additional capital. We currently have 120,148,852 shares of our common stock issued and outstanding, and over 36,398,000 shares of our common stock are reserved for issuance upon the exercise of outstanding options and warrants. Upon effectiveness of the registration statement of which this prospectus is a part, we may issue up to an additional 171,666,666 shares of common stock, representing an increase of over 100% in the issued and outstanding shares.

     Our stock price will fluctuate after this offering, which could result in substantial losses for investors.

     The market price for our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control. These factors include:

-     Quarterly  variations  in  operating  results;
-     Changes  in  financial  estimates  by  securities  analysts;
- Announcements by us or our competitors of new products, significant contracts, acquisitions or strategic relationships;
-     Disputes  concerning  our  technology  proprietary  rights;
-     Publicity  about  our  company,  management, products or our competitors;
-     Additions  or  departures  of  key  personnel;
-     Any  future  sales  of  our  common  stock  or  other  securities;  and
-     Stock  market price and volume fluctuations of publicly-traded companies.

     These and other external factors have caused and may continue to cause the market price and demand for our common stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares of common stock and may otherwise negatively affect the liquidity of our common stock.

     In the past, securities class action litigation has often been brought against companies following periods of volatility in the market price of their securities. If securities class action litigation is brought against us it could result in substantial costs and a diversion of our management's attention and resources, which could hurt our business.

     The conversion of the convertible notes may lower the market price of our common stock and substantially dilute the interests of other holders of our common stock.

     As Auxiliarius exercises its conversion rights under the convertible note, we will be required to issue shares of our common stock at a price below the prevailing market price of our common stock. The shares issuable upon conversion of the note will be issued at a price equal to $0.007, unless reset in accordance with the terms of the note.

     The sale of material amounts of our common stock could reduce the price of our common stock and encourage short sales.

     If Auxiliarius elects to convert some or all of the convertible note, and to the extent that they sell our common stock, our common stock price may decrease due to the additional shares in the market. As the price of our common stock decreases, the conversion price under the convertible note may be reset at lower prices and we will be required to issue more shares of our common stock for any given dollar amount converted. This may encourage short sales, which could place further downward pressure on the price of our common stock.

     The conversion of the convertible note may substantially dilute the interests of other holders.

     The shares of our common stock issuable upon conversion of the note will be available for sale immediately upon issuance. Accordingly, the conversion may result in substantial dilution to the interests of the other holders of our common stock and the price of our common stock may decrease.

     Because we are subject to the "penny stock" rules, the level of trading activity in our stock may be reduced.

     Our common stock is traded on the OTC Electronic Bulletin Board. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on Nasdaq. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "could," "would," "expects," "plans," "anticipates," "believes," "estimates," "projects," "predicts," "potential" and similar expressions in-tended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks, uncertainties and other factors may cause our actual results, performances or achievements to be materially different from those expressed or implied by our forward-looking statements. Our forward-looking statements in this prospectus include, but are not limited to, statements relating to:

-    our  anticipated  business  strategy;
- the market opportunity for our products, including anticipated growth of our industry and expected demand for our products;
-    our  plans  for  hiring  additional  personnel;
- our estimates regarding our future capital requirements and needs for additional financing; and
- any of our other plans, objectives, expectations and intentions contained in this prospectus that are not historical facts.

     You should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We will not update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

     Our forward-looking statements involve known and unknown risks, uncertain-ties and other factors that may cause actual results to be materially different. Such factors include, among others, the risk and other factors set forth in the section "Risk Factors" as well as the following:

-    changes  in  general  economic  and  business  conditions;
-    changes  in  current  pricing  levels;
- reductions in sales to any of our significant customers or in customer capacity generally;
-    our  ability  to  hire  and  retain  qualified  personnel;
-    changes  in  our  sales  mix  to  lower  margin  products;
-    increased  competition;  and
- our ability to keep up with technological change and changes in customer demands.

     If one or more of these risks or uncertainties materialize, or if underlying assumption prove incorrect, our actual results may vary materially from those expected, estimated or projected. Because of these uncertainties, you should not place undue reliance on forward-looking statements.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the resale of our common stock by Auxiliarius Fortunare, LLC, however, because the effectiveness of this registration statement is a condition to their funding obligation, we will receive subsequent to this offering up to $500,000 and we may receive proceeds from the issuance of shares to Auxiliarius upon their exercise of warrants. If all the funding under the convertible note is completed, and all the warrants are exercised, we estimate that we will receive net proceeds of approximately $530,000 (after paying a finders fee of $10,000).

     We  intend  to  use  the  net  proceeds  as  follows:

                                              FULL
                                              OFFERING
                                              ---------
Offering Costs . . . . . . . . . . . . . . .  $  25,000
Dragonfly Prototype Research and Development    120,000
Payment of Accounts Payable. . . . . . . . .    280,000
Marketing and Advertising. . . . . . . . . .     55,000
Other Working Capital Requirements . . . . .     50,000
                                              ---------
     Total . . . . . . . . . . . . . . . . .  $ 530,000
                                              =========


     Pending the use of any proceeds as discussed above, we intend to invest these funds in short term, interest bearing, investment-grade obligations.

                            SELLING SECURITY HOLDERS

     The following table sets forth certain information as of the date of this prospectus, with respect to Auxiliarius, the only selling shareholder for whom we are registering shares for resale to the public. Auxiliarius proposes selling all of their shares, in which case it would beneficially own no shares after the offering. Auxiliarius is not currently an affiliate of ours, has not had a material relationship with us during the past three years, and is not affiliated with a registered broker-dealer. An asterisk indicates that their common stock ownership is less than one percent.

                              Shares Owned                        Shares to be
                              Prior to the    Shares to be Sold   Owned After the  % Owned After
Name                          Offering        in the Offering     Offering         the Offering (1)
--------------------------    -------------   -----------------   ---------------  ----------------
Auxiliarius Fortunare, LLC    171,666,666 (2)     171,666,666 (2)              -0-               -0-
--------------------------    --------------  ------------------  ---------------  ----------------

     Totals. . . . . . . .    171,666,666         171,666,666                  -0-               -0-
                              --------------  ------------------  ---------------  ----------------


(1) Based on 120,148,852 shares of our common stock issued and outstanding as of October 28, 2002.

(2) Represents up to 166,666,666 shares of our common stock issuable to Auxiliarius upon conversion of the convertible note, plus 5,000,000 shares of our common stock that we may issue to Auxiliarius upon their exercise of warrants. It is expected that Auxiliarius will not own beneficially more than 4.9% of our outstanding common stock at any time. The Manager Auxiliarius is Kyle G. Kennedy

                              PLAN OF DISTRIBUTION

     On October 14, 2002, we entered into a Securities Purchase Agreement with Auxiliarius Fortunare, LLC for the sale of up to $500,000 in convertible notes. Auxiliarius has not given us the money for those notes, and is not obligated to do so until after the effectiveness of this registration statement, and then they are required to deliver to us $10,000 per week until the entire $500,000 has been paid. In addition, our stock price must be above $0.004 and our stock trading volume must be above a pre-determined minimum level as set forth in the table below before Auxiliarius is required to deliver the weekly amount. The outstanding balance under the notes earns interest at the rate of 10% per year, and we are required to repay each $10,000 weekly payment two years from the time it is paid to us, unless it is converted into our common stock.

     The note is convertible into our common stock, at the discretion of Auxiliarius, at $0.007 per share. However, if our stock price changes as set forth in the table below, the conversion price for each weekly payment may be reset. Once a weekly payment is paid to us, and the conversion price is set based on our stock price and trading volume at that time, then the conversion price cannot be changed.

                               EREX FUNDING RESET PROVISION TABLE
                                    ---------------------------------------------------------------
                                    AVERAGE 15 DAYS   CONVERTIBLE        MINIMUM 15 PRIOR  WEEKLY
                                    PRIOR CLOSING     NOTE               TRADING DAYS      TRANCHE
                                    BID PRICE         CONVERSION PRICE   DAILY VOLUME      FUNDING
                                    ---------------------------------------------------------------
Reset Provision 12 . . . . . . . .  $           0.25  $           0.188            60,000  $ 10,000
Reset Provision 11 . . . . . . . .  $           0.15  $           0.113            90,000  $ 10,000
Reset Provision 10 . . . . . . . .  $           0.10  $           0.075           140,000  $ 10,000
Reset Provision 9. . . . . . . . .  $           0.08  $           0.060           170,000  $ 10,000
Reset Provision 8. . . . . . . . .  $           0.05  $           0.038           270,000  $ 10,000
Reset Provision 7. . . . . . . . .  $           0.04  $           0.030           350,000  $ 10,000
Reset Provision 6. . . . . . . . .  $          0.025  $           0.019           550,000  $ 10,000
Reset Provision 5. . . . . . . . .  $          0.015  $           0.011           900,000  $ 10,000
----------------------------------  ----------------  -----------------  ----------------  --------
DOC EXECUTION PARAMETERS . . . . .  $          0.009  $           0.007         1,500,000  $ 10,000
----------------------------------  ----------------  -----------------  ----------------  --------
Reset Provision 1. . . . . . . . .  $          0.007  $           0.006         1,900,000  $ 10,000
Reset Provision 2. . . . . . . . .  $          0.006  $           0.005         2,200,000  $ 10,000
Reset Provision 3. . . . . . . . .  $          0.005  $           0.004         2,700,000  $ 10,000
Reset Provision 4. . . . . . . . .  $          0.004  $           0.003         3,400,000  $ 10,000


     If our stock price remains at $0.009, the notes will be convertible at $0.007 into 71,428,571 shares of our common stock. However, if our stock price decreases to $0.004, the lowest price at which Auxiliarius would be obligated to fund the notes, the notes could be convertible at $0.003 into as many as 166,666,666 shares of our common stock. In addition, both the note and warrant contains provisions for the issuance of additional shares to prevent anti-dilution from stock splits and recapitalizations. We are only authorized to issue 250,000,000 shares of common stock, and thus would have to increase our authorized common stock in order to issue the full number of possible shares.

     As part of the Securities Purchase Agreement, Auxiliarius purchased warrants to acquire 5,000,000 shares of our common stock at a price of $0.008 per share. The warrants are exercisable for two years from their issuance date, and the exercise price cannot change. The warrants are not conditioned upon the effectiveness of this registration statement or the actual funding of money under the notes.

     Auxiliarius is free to offer and sell their shares of our common stock at such times, in such manner and at such prices as they may determine on a best efforts basis. The types of transactions in which the shares of our common stock are sold may include transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of our common stock, or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. Auxiliarius has advised us that they have not entered into agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares, and does not have an underwriter or coordinating broker acting in connection with the proposed sale of our common stock.

     Auxiliarius may sell their shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders. They may also receive compensation from the purchasers of our common stock for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     We have informed Auxiliarius that the anti-manipulation rules of the SEC, including Regulation M promulgated under the Securities Exchange Act of 1934, will apply to its sales in the market, and have provided them with a copy of such rules and regulations.

     Regulation M may limit the timing of purchases and sales of any of the shares of our common stock by Auxiliarius and any other person distributing our our common stock. The anti-manipulation rules under the Securities Exchange Act may apply to sales of shares of our common stock in the market and to the activities of Auxiliarius and their affiliates. Furthermore, Regulation M of the Securities Exchange Act may restrict the ability of any person engaged in the distribution of shares of our common stock to engage in market-making activities with respect to the particular shares of common stock being distributed for a period of up to five business days prior to the commencement of such distribution. All of the foregoing may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

     Rules 101 and 102 of Regulation M under the Securities Exchange Act, among other things, generally prohibit certain participants in a distribution from bidding for or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Rule 104 of Regulation M provides that no person, directly or indirectly, may stabilize, effect any syndicate covering transaction, or impose a penalty bid in connection with an offering of any security in contravention of the rule's provisions.

     Auxiliarius may also rely upon Rule 144 for the sale of our common shares in the open market.

     We will pay all expenses in connection with the registration and sale of the common stock by the selling security holders. The estimated expenses of issuance and distribution are set forth below:


     Registration Fees . . . . . . .    Approximately    $    50.00
     Transfer Agent Fees . . . . . .    Approximately        500.00
     Costs of Printing and Engraving    Approximately      1,000.00
     Legal Fees. . . . . . . . . . .    Approximately     20,000.00
     Accounting Fees . . . . . . . .    Approximately      3,450.00
                                                         ----------
        Total                                            $25,000.00
                                                         ==========

     Auxiliarius will pay all commissions, transfer taxes and other expenses associated with their sales. The shares offered hereby are being registered pursuant to our contractual obligations, and we have agreed to pay the expenses of the preparation of this prospectus.

     We have agreed to indemnify and reimburse Auxiliarius and its officers, directors, partners, legal counsel, and accountants, against any losses, claims, damages or liabilities to which they may become subject under the Securities Act of 1933, the Securities Exchange Act of 1934, or any other federal or state law, insofar as such losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement, or (ii) the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading.

                                LEGAL PROCEEDINGS

     In the ordinary course of business, the Company is from time to time involved in various pending or threatened legal actions. The litigation process is inherently uncertain and it is possible that the resolution of such matters might have a material adverse effect upon the financial condition and/or results of operations of the Company.

     Recently, the Company was dismissed from a Nevada lawsuit in which the plaintiff's were seeking class-action status. The Company remains a party to a Florida lawsuit, and although the Company's potential liability in the Florida lawsuit cannot be determined at this time, management does not believe that defense costs associated therewith will be material to the operations of the Company.

     Chris  Ford,  Successor  Trustee  to  the  Carol  J.  Gamble  86  Trust  v.
     ---------------------------------------------------------------------------
International  Investment  Banking,  Inc.,  et  al
--------------------------------------------------

     In April 2002, the Company was served with a lawsuit brought by Chris Ford, Successor Trustee to the Carol J. Gamble Trust 86, in the Circuit Court of the 11th Judicial Circuit in and for Miami-Dade County, Florida, General Jurisdictional Division, case number 02-10265CA1S. The defendants in the action are International Investment Banking, Inc. ("IIBI"), the Company, its Board of Directors, and a former Director.

     The Complaint alleges, among other things, that the plaintiff agreed to lend money to IIBI for the purpose of development of E-Rex's Dragonfly electronic device. The Complaint further alleges theft, diversion of the corporate assets, and breach of fiduciary duties by the defendants in diverting the loan proceeds for the directors own benefit.

     The Complaint requests treble damages in the amount of $750,000 under the note, plus penalties, interest, and attorneys' fees, and an accounting from all defendants.

     The Company is vigorously defending this lawsuit although the Company believes that the action lacks merit. The plaintiff in this case is the same plaintiff as in the case described below. The case is at a stage where no discovery has been taken and no prediction can be made as to the outcome of this case.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors  and  Executive  Officers
-----------------------------------

     The following table sets forth the names and ages of the current directors and executive officers of the Company, the principal offices and positions with the Company held by each person and the date such person became a director or executive officer of the Company. The executive officers of the Company are elected annually by the Board of Directors. The directors serve one-year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. Unless described below, there are no family relationships among any of the directors and officers.


NAME                  AGE    POSITION(S)
----                  ---    -----------

Donald A. Mitchell    67     Chairman  of  the  Board  (2000)

Carl E. Dilley        46     Chief  Executive  Officer, President, Secretary and
                             Director  (2000)

Joseph Pacheco        42     Director  (2001)

     DONALD A. MITCHELL has served as Chairman of the Board since March 15, 2000. Mr. Mitchell has served as the Chairman and President of International
Investment Banking, Inc. since its inception in June 1999. Mr. Mitchell is also the Chairman of the Board and CEO of Grant Douglas Acquisition Corp, Inc., an Idaho corporation engaged in the publication of various print media. For the past 25 years, Mr. Mitchell has been engaged as a private consultant to numerous companies in the areas of corporate finance and marketing. Mr. Mitchell attended Bridgewater College in Bridgewater, Virginia and advanced study programs at New York University and Columbia University.

     CARL E. DILLEY has served as CEO and as a director of the Company since April 1, 2000, and has been with the Company since 1999. From 1997 to 1999, Mr. Dilley served as President and CEO of DiveDepot.com, Inc. Prior to that Mr.
Dilley served in management positions with the Canadian Investment Firm RBC Dominion Securities, and a variety of other executive and consulting positions in several industries including chemical, timber, transportation, trust company, and dot.com enterprises. Mr. Dilley attended college in Canada at Fraser Valley College and College of New Caledonia, specializing in finance and business management. He is a fellow of the Canadian Securities Institute and has completed the first year CFA program.

     JOSEPH PACHECO joined the Board of Directors on October 9, 2001. From 1987 through the present, Mr. Pacheco has been the principal of Financial Management Services, an accounting and tax business management firm. From 1984 to 1987, he was Controller, and later Chief Financial Officer, of Sarabande and Company and CFW and Company. Mr. Pacheco received his Bachelor of Science in Accounting from California Business College, his Bachelor of Science in Business Administration from the University of Redlands, and has completed some post-graduate studies in Federal taxation.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of October 28, 2002, certain information with respect to our common stock owned of record or beneficially by (i) each of our officers and directors; (ii) each person known to us to beneficially own more than 5% of each class of our stock; and (iii) all directors and officers as a group. Except as otherwise noted, each person listed below is the sole beneficial owner of the shares and has sole investment and voting power over such shares. Unless otherwise indicated, the address of each named beneficial owner is the same as that of our principal executive offices located at 11645 Biscayne Boulevard, Suite 210, Miami, Florida 33181.


Name and Address of                      Amount and Nature of   Percentage
Beneficial Owner                         Beneficial Ownership   of Class (1)
--------------------------------------   --------------------   ------------

Donald A. Mitchell. . . . . . . . . . .    3,740,000 (2)(3)             3.1%

Carl E. Dilley. . . . . . . . . . . . .    3,925,258 (2)(6)             3.3%

Joseph Pacheco. . . . . . . . . . . . .    4,470,000 (4)                3.7%

Swartz Private Equity, LLC
300 Colonial Center Parkway, Ste 300
Roswell, Georgia  30076 . . . . . . . .    2,700,000 (5)                3.6%


All directors and officers
as a group (3 persons). . . . . . . . .   12,135,258 (2)(3)(4)         10.1%

*     Represents  less  than  1%.

(1)     Based  on  120,148,852  shares  outstanding.

(2) Includes options issued to each of Mr. Dilley and Mr. Mitchell to acquire 200,000 shares of common stock at $0.40, 100,000 shares at $0.75 per share, and 100,000 shares at $0.15 per share.

(3) Includes 600,000 shares held of record by International Investment Banking, Inc., of which Mr. Mitchell is the Chairman and controlling shareholder.

(4) Includes 4,470,000 shares held of record by Capricorn Investments, of which Mr. Pacheco is the controlling member.

(5) Includes 2,700,000 shares issuable upon exercise of the outstanding warrant issued to Swartz in connection with the investment agreement. Swartz has the right to acquire up to an additional 30,000,000 shares of our common stock under certain circumstances. It is expected that Swartz will not own beneficially more than 9.99% of our outstanding common stock at any one time. The beneficial owners of Swartz Private Equity, LLC are Eric S. Swartz and Michael C. Kendrick.

(6) Does not include an undetermined number of shares of common stock underlying warrants to acquire up to $120,000 in common stock of the Company at a price equal to 50% of the closing bid price on the day before exercise.

                            DESCRIPTION OF SECURITIES

     Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.001. As of October 28, 2002, there are 120,148,852 shares of our common stock issued and outstanding. We are not authorized to issue preferred stock.

     COMMON STOCK. Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

     DIVIDEND POLICY. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

     TRANSFER AGENT. The transfer agent for our common stock is Nevada Agency & Trust Company, 50 West Liberty, Suite 880, Reno, Nevada 89501, telephone number
(775)  322-0626.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

     The legality of our common stock offered by this prospectus will be passed upon by The Lebrecht Group, APLC, Rancho Santa Margarita, California. Neither The Lebrecht Group, APLC, nor any of its officers, directors, shareholders or employees, currently own any shares of our common stock.

                                     EXPERTS

     Parks, Tschopp, Whitcomb & Orr P.A., certified public accountants, have audited our consolidated financial statements included in our Annual Report on Form 10-KSB/A for the year ended December 31, 2001, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Parks, Tschopp, Whitcomb & Orr P.A.'s report, given on their authority as experts in accounting and auditing.

      DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

     Article XI of our Bylaws provides that, to the fullest extent permitted by law, the Corporation shall indemnify and hold harmless its directors and officers for reasonable damages suffered by him in connection with his relationship with the Corporation. In addition, the Corporation shall have the power to buy, at this Corporation's expense, policies of insurance.

     Our Articles of Incorporation do not further address indemnification, and there are no resolutions of our shareholders or directors which address indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                             DESCRIPTION OF BUSINESS

ABOUT  OUR  COMPANY

     We were incorporated in Nevada on August 26, 1986 as P.R. Stocks, Inc. Since that time, we have had three name changes and been the surviving corporation in one merger:

- On February 26, 1992, we changed our name to National Health & Safety Corporation;

-     On  November  12,  1992,  we  changed  our  name  to Medgain International
Corporation;

-     On  June  20,  1994,  we  changed  our  name  to  E-Rex,  Inc.;  and

- On February 20, 1999, we merged with Plantech Communications Systems, Inc., a British Columbia, Canada corporation. Plantech was a development stage company in the software, computer, and Internet business that had no revenues.

     We have an $12,817,663 accumulated deficit as of December 31, 2001. We do not have any significant operating history or revenues, and our independent accountant has qualified his report, noting that our significant losses raise substantial doubt about our ability to continue in business.

     Our primary product is the Dragonfly, a portable, multi-function color printer, copier, fax and scanner with Internet and e-mail capabilities. We presently have completed the initial prototype of the Dragonfly. We are not currently generating any revenues from the sale of the Dragonfly product, and do not expect to generate any revenues from it during this fiscal year. We currently generate a limited amount of income from our Internet consulting business, which is not our primary business.

     Our executive offices are located at 11645 Biscayne Boulevard, Suite 210, Miami, Florida 33181. Our telephone number is (305) 895-3350 and our website address is www.e-rex.net. Information contained on our website or on any other website does not constitute a part of this prospectus.

OUR  PRIMARY  PRODUCT

     We intend to market the Dragonfly, a portable, multi-function color printer, copier, fax and scanner with Internet and e-mail capabilities. The Dragonfly incorporates Microsoft's Windows CE operating system which supports a variety of connectivity options, ranging from satellite uplink to ordinary and cellular modems and Ethernet networks. Pricing of this product has not yet been determined.

     We have completed the initial prototype of the Dragonfly. It is anticipated that production could begin within six months of obtaining the necessary capital and/or entering into a relationship with a third party for manufacturing. We have not entered into any agreements for the manufacture of the Dragonfly, however demonstrations with potential manufacturers have been arranged.

     The Dragonfly is designed so that is can be integrated with other information appliances and computers including digital cameras, photo-printers and network servers. When bundled with these items, the unit provides a complete solution for the small, home or mobile office market.

     The Dragonfly operating system can be enhanced with related products designed by third parties. For example, a software enhancement for drawing and handwriting could permit stored documents to be annotated on-screen using a pen. These would appeal to students, and homemakers. The addition of a card reader could permit the unit to act as a point of sale terminal that manages purchases in a portable kiosk. We have not entered into any agreements with third parties regarding the design or production of any related products.

E-REX  CONSULTING

     Our only current source of revenue, on a very limited scale, is our consulting business, E-Rex Consulting, which formerly operated as E-tech Design. This division of E-Rex provides services to approximately 25 clients in the areas of Internet website design and development, online advertising, and video marketing.

     We have one internal employee who handles sales for this division, and then independent contractors perform services directly for the clients. E-Rex Consulting maintains a web site at www.erexconsulting.com.

     Once the Dragonfly product is ready to market, we do not anticipate that our consulting business will constitute a material part of our operations, but will support and develop applications and customized services for the Dragonfly.

MARKETING  AND  SALES

     We anticipate that the Dragonfly will be most desirable to current laptop users that require access to several communication mechanisms in a mobile environment, and will purchase the unit for its portability, ease of use, convenience, and power. We also anticipate that the Dragonfly will be attractive to current non-computer users who, once they decide to purchase a computer, will want an all-in-one piece of equipment rather than several difference products. Finally, we anticipate that older users who desire a range of functions without the necessity and complication of using a fully functional computer will be potential users of the Dragonfly.

     We have not yet fully developed our marketing plan. We anticipate that we will initially sell the Dragonfly in the United States and Canada, and over the Internet. We anticipate that the product will be offered directly by us, and through electronics distributors and marketing representatives. After initial sales begin in the United States and Canada, we anticipate expanding sales worldwide within a year.

MANUFACTURING

     The Dragonfly uses products commonly manufactured by Intel, Microsoft, Fujitsu and Cannon, among others. We do not intend to establish our own manufacturing plant, but instead intend to contract with third party manu-
facturers. We have not entered into any agreements with any potential manufacturers.

RESEARCH  AND  DEVELOPMENT

     Our Dragonfly product was originally created by Plantech, and we acquired all of the rights to the product and its technology when we acquired Plantech in 1999. Plantech utilized the research and testing facilities at the British Columbia Institute of Technology to produce our mock-prototype.

     Since that time, we have contracted with Valcom, Ltd. of Guelph Ontario, Canada, to produce our first prototype, including the associated software and hardware. Valcom has estimated that the cost of producing the initial and 20 field test and production-ready prototypes will be approximately $395,000, of which we still need to pay approximately $94,000 before the 20 prototypes can be completed and ready for manufacture.

COMPETITION

     There is significant competition in the computer peripheral, software, hardware and Internet industries. Computer peripheral and print-scan equipment manufacturers such as Hewlett-Packard, Cannon, Xerox, Epson, Palm Computing and others have the engineering, manufacturing and marketing expertise to produce similar devices and the financial resources to design and distribute a product similar in functionality to the Dragonfly. At present these manufacturers produce products that we believe offer some but not all of the functionality of the Dragonfly, but with appropriate engineering and licensing could produce a similar product. Any new developments in printing, scanning or document handling technology could cause the obsolescence of the product to be accelerated. Almost all of the companies with which we will compete are substantially larger, have more substantial histories, backgrounds, experience and records of successful operations, greater financial, technical, marketing and other resources, more employees and more extensive facilities than us. It is also likely that other competitors offering similar products will emerge in the near future. There is no assurance that we will compete successfully with other established computer software and Internet companies. We hope to compete on the basis of functionality, quality and price.

INTELLECTUAL  PROPERTY

     We regard our copyrights, service marks, trademarks, trade secrets and similar intellectual property as important to our success, and rely on trademark and copyright law, trade secret protection and confidentiality and/or license agreements with our employees, customers, partners and others to protect our proprietary rights. We have no registered trademarks or service marks to date, but have submitted an application for a trademark on the Dragonfly name with no response from the U.S. Patent and Trademark office. It may be possible for unauthorized third parties to copy certain portions of our products or reverse engineer or obtain and use information that we regard as proprietary. There can be no assurance that our means of protecting our proprietary rights in the United States or abroad will be adequate.

     Other parties may assert, from time to time, infringement claims against us. We may also be subject to legal proceedings and claims from time to time in the ordinary course of our business, including claims of alleged infringement of the trademarks and other intellectual property rights of third parties by us and our licensees, if any. Such claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources.

     We  do  not  own  and  have  not  applied  for any patents on our products.

WEBULATE

     In August 2000, we acquired the assets of Webulate, LLC. These assets include an Internet service provider located at the Denver Technology Center, a suite of proprietary e-commerce and business-to-business application software systems, rights to a developmental stage peripheral computer device, and the ongoing client base of Webulate, LLC. Our management is currently evaluating the compatibility of these operations with our Dragonfly product.

EMPLOYEES

     We currently have three full-time employees, one of which is an officer and director and one of which serves in a marketing and sales capacity. Each of our full-time employees devotes all of their time to the company. The Company currently subcontracts research and development as required for production of the Dragonfly prototype. The Company intends to add full-time executives in sales and marketing, finance and distribution as it moves closer to production of the Dragonfly. In the E-Rex Consulting division there is one full time employee and it is anticipated that several staff will be added later this fiscal year in the areas of project management, sales and web site design and programming.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

QUALIFIED  REPORT  OF  INDEPENDENT  CERTIFIED  PUBLIC  ACCOUNTANTS

     Our independent accountant has qualified his report. They state that the audited financial statements of E-Rex, Inc. for the period ending December 31, 2001 have been prepared assuming the company will continue as a going concern.
They note that the significant losses of our company as of December 31, 2001 raise substantial doubt about our ability to continue in business.

YEARS  ENDED  DECEMBER  31,  2001  AND  2000

Results  of  Operations

     We had significant losses of $3,535,831 for the year ended December 31, 2001. We have funded losses by the sale of additional securities and the issuance of stock for services. We expect losses to continue. Other than the Swartz financing, we have no sources of long-term capital. To the extent losses continue and we are unable to fund them, we may have to curtail aspects of our operations or cease operations altogether.

     The Company intends to pursue its business plan and meet its reporting requirements utilizing cash made available from the private and future public sale of its securities as well as income for the Internet consulting division of the Company. The Company's management is aggressively pursuing relationships and markets for this division and is of the opinion that revenues from the sales of its securities will be sufficient to pay its expenses until its business operations create positive cash flow. The Company does not currently have sufficient capital to continue operations for the next twelve months and will have to raise additional capital to meet its business objectives as well as 1934 Act reporting requirements.

     On a long-term basis, the Company's liquidity is dependent on revenue generation, additional infusions of capital and potential debt financing. Company management believes that additional capital and debt financing in the short term will allow it to pursue it's business plan and thereafter result in revenue and greater liquidity in the long term. However, we currently have no arrangements for such financing and there can be no assurance that the Company will be able to obtain the needed additional equity or debt financing in the future.

Revenue

     The Company's total revenue for the year ended December 31, 2001 was $87,185, all of which was earned from web site design and consulting services rendered by the Company. The cost of sales for this period was $79,837, resulting in gross profit of $7,348 for the year. The Company had total revenue for the year ended December 31, 2000 of $35,976, all of which were earned from web site design and consulting services rendered by the Company. The cost of sales for this period was $10,607, resulting in gross profit of $25,369. The company did not have any revenues for the year ended December 31, 1999.

General  and  Administrative

     The Company's general and administrative expenses totaled $3,334,639 for the year ended December 31, 2001, as compared to $8,350,075 for the previous year, a decrease of approximately 40%. Of the total general and administrative expenses, $1,104,108, or 33.1%, is attributable to stock issued for services to various consultants, advisors, employees, and service providers to the Company. Because the Company does not have sufficient revenues or current assets to pay these providers in cash, it has continued to issue common stock for services, and anticipates that this pattern will continue throughout the current fiscal year. The Company also recorded $146,261 in research and development expenses related to its Dragonfly product.

Net  Losses

     Net losses for the year ended December 31, 2001 were $3,535,831, as compared to $8,492,853 for the prior year, a decrease of approximately 40%. As described in General and Administrative, above, the primary component of the net loss was stock issued for services ($1,104,108). The Company expects that it will continue to incur large operating and net losses as a result of its insufficient revenue and continued issuance of stock for services.

     The loss per share, based on a weighted average number of shares of 29,649,570, was $0.12 per share, a substantial decrease from the loss per share of $0.45 for the previous year.

QUARTERS  ENDED  SEPTEMBER  30,  2001  AND  2002

Results  of  Operations

     We had significant losses of $351,150 for the quarter ended September 31, 2002. We have funded losses by the sale of additional securities, loans and the issuance of stock for services. We expect losses to continue. Other than the Swartz financing and the Auxiliarius financing, we have no sources of long-term capital. To the extent losses continue and we are unable to fund them, we may have to curtail aspects of our operations or cease operations altogether.

     The Company intends to pursue its business plan and meet its reporting requirements utilizing cash made available from the private and future public sale of its securities as well as income for the Internet consulting division of the Company. The Company does not currently have sufficient capital to continue operations for the next twelve months and will have to raise additional capital to meet its business objectives as well as 1934 Act reporting requirements.

     On a long-term basis, the Company's liquidity is dependent on revenue generation, additional infusions of capital, and potential debt financing. We currently have no arrangements for such financing and there can be no assurance that the Company will be able to obtain the needed additional equity or debt financing in the future.

Revenue

     The Company's total revenue for the quarter ended September 30, 2002 was $15,543, all of which was earned from web site design and consulting services rendered by the Company. The cost of sales for this period was $9,736, resulting in gross profit of $5,807 for the quarter. The Company had total revenue for the quarter ended September 30, 2001 of $31,975, all of which was earned from web site design and consulting services rendered by the Company. The cost of sales for this period was $28,571, resulting in gross profit of $3,404.

General  and  Administrative

     The Company's general and administrative expenses totaled $787,900 for the nine months ended September 30, 2002. The Company's general and administrative expenses totaled $294,540 for the quarter ended September 30, 2002, as compared to $878,838 for the previous year, a decrease of approximately 66%. Of the total general and administrative expenses, $184,050, or 62.5%, is attributable to stock issued for services to various consultants, advisors, employees, and service providers to the Company. Because the Company does not have sufficient revenues or current assets to pay these providers in cash, it has continued to issue common stock for services, and anticipates that this pattern will continue throughout the current fiscal year. The Company also recorded $47,638 in research and development expenses during the quarter ended September 30, 2002 related to its Dragonfly product.

Net  Losses

     Net losses for the quarter ended September 30, 2002 were $351,150 as compared to $953,860 for the prior year, a decrease of approximately 63%. The Company expects that it will continue to incur large operating and net losses as a result of its insufficient revenue and continued issuance of stock for services.

     The loss per share, based on a weighted average number of shares of 93,750,395, was $0.003 per share, a substantial decrease from the loss per share of $0.03 for the previous year.

Liquidity  and  Capital  Requirements

     The Company requires substantial capital in order to meet its ongoing corporate obligations and in order to continue and expand its current and strategic business plans. Working capital has been primarily obtained through the private placement of common stock and loan advances. The web design and hosting business of the Company has not expanded significantly due to the recessionary economic climate and is a minor part of the overall business. It is not expected that revenues from this area of the business will be sufficient in the near term to fund ongoing operations and development and the bringing to market of the Dragonfly.

     The Company's plans for manufacturing, sales and distribution of the Dragonfly are focused on establishing an OEM licensing agreement with one or more electronics manufacturers who have the available resources and wholesale and retail distribution channels to satisfactorily bring the product to market. The company has successfully demonstrated it's initial prototype and will be focusing on the completion of 20 field test units in the near term. The Company will therefore need available capital to complete the Dragonfly filed test prototypes estimated at approximately $94,000 and an estimated additional $325,000 for product testing, packaging and consumer research prior to manufacturing. Capital to promote the product and accomplish the sales and marketing to the OEM entities is estimated at $1,000,000 over the next 12 months. Head office and corporate operations including salaries, rent, miscellaneous office expenses, investor relations, legal and accounting for the next 12 months is estimated at $650,000. The total capital requirement is therefore estimated at $2,069,000.

     It is anticipated that the equity line from Swartz Private Equity, LLC, will be sufficient to meet those needs, however, there can be no assurance that the Company will be able to obtain the needed additional equity or debt financing in the future. In addition, the Swartz line of credit can only be utilized by the Company upon the effectiveness of a registration statement filed with the SEC, and then only if certain conditions are met and certain conditions precedent exist. For example, at the current market price of our common stock, the amount of money we can raise through the Swartz agreement is very limited, and we cannot be sure how much money we can raise through the Swartz agreement in the future. It is possible that the company may not have sufficient capital to meet its short term requirements prior to the funding from the Swartz equity line becoming available and there is the potential due to market conditions that the amount of funding available under the Swartz financing agreement may be limited and not necessarily cover all operating and research and development expenses. In such an event, the Company may raise additional operating capital through private placements of equity and/or debt securities. However there can be no assurances that it will be successful in its endeavors.

     In addition to the Swartz financing, the Company has recently entered into the Securities Purchase Agreement with Auxiliarius. The Auxiliarius financing can only be utilized by the Company upon the effectiveness of a registration statement filed with the SEC, and then only if certain conditions are met and certain conditions precedent exist. It is possible that E-Rex may never receive any proceeds from the Auxiliarius financing agreement, or if it does, that it may not have sufficient capital to meet its short term financing requirements.

     The Company received proceeds from the sale of common stock of $56,601 for the quarter ended September 30, 2002. The Company repaid loans of $77,432 for the quarter ended September 30, 2002 resulting in net cash provided by financing activities of $(20,831).

     The Company purchased fixed assets valued at $15,600 during the three months ended September 30, 2002 and made fixed asset purchases of $3,446 during the same period in 2001. The company received no proceeds from the sales of investments during the three months ended September 30, 2002 resulting in net cash flows from investing activities of $(15,600) during the period ended September 30, 2002.

     Recently, the Company was dismissed from a Nevada lawsuit in which the plaintiff's were seeking class-action status. The Company remains a party to a Florida lawsuit, and although the Company's potential liability in the Florida lawsuit cannot be determined at this time, management does not believe that defense costs associated therewith will be material to the operations of the Company.

                             DESCRIPTION OF PROPERTY

     We currently lease office space located at 11645 Biscayne Boulevard, Suite 210, Miami, Florida 33181-3138. This space covers approximately 1,050 square feet and is leased under an agreement that expires January 1, 2003 and requires us to pay $1,441.00 per month in rent.

     We believe that the current facilities are adequate to meet our needs into the foreseeable future, even when we have begun manufacturing the Dragonfly because we will contract with outside manufacturers.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain  Relationships  and  Related  Transactions
--------------------------------------------------

     In May, 2000 the Company entered into an oral contract for design and integration work with Valcom, Ltd., a West Vancouver, British Columbia company controlled by Paul R. MacPherson, a former Director of the Company. Under the terms of this agreement, Valcom, Ltd. will supply six prototypes of the Dragonfly for the approximate sum of $268,000, including work done prior to May 2000. The work is to be done on an ongoing basis. To date, the Company has paid Valcom, Ltd. the sum of U.S. $250,093 on account, and the estimated total cost has been revised to $395,000, leaving a balance due of $145,000.

     The Company entered into an agreement on January 21, 2000 with International Investment Banking, Inc. ("IIBI") whereby IIBI, among other things, was to serve as senior management of the Company for an initial term of two years unless further extended by mutual agreement of the parties (management is now the responsibility of Carl E. Dilley, President and Chief Executive Officer of the Company). Donald A. Mitchell, the Chairman of the Company, controls IIBI. Pursuant to the agreement, IIBI received $10,000 per month and reimbursement of normal business expenses that it incurs on behalf of the Company and certain expenses of individual consultants assigned to the Company by IIBI. Thereafter the annual compensation increased at a rate of 20% per year. In addition to monthly compensation, IIBI or Mr. Mitchell was entitled to receive an annual bonus as determined by the Company's Board of Directors payable in common stock or cash. Mr. Mitchell was granted 2,000,000 shares of common stock representing 1,000,000 common shares for each year of IIBI's engagement. The agreement was terminated on June 30, 2001, and we do not intend to renew it.

     IIBI has also loaned the Company money from time to time to cover the Company's short-term cash flow needs. The amounts borrowed accrue interest at the rate of the Wall Street Journal "Money Rates" Prime plus 4% per annum and is due and payable on demand. Currently, the outstanding balance due to IIBI under this arrangement is approximately $381,000, after giving effect to the conversion of $120,000 in principal amount into 600,000 shares of our common stock in February 2001. This amount remains outstanding notwithstanding the termination of our agreement with IIBI.

     In September 2000, the Company purchased certain assets from Webulate, LLC. The assets included software, equipment, and stock in DiveDepot.com, Inc. The transaction was completed with $40,000 cash and $200,000 in convertible note payables valued for a total of $240,000. The President of the Company, Mr. Dilley, was at the time a Director of DiveDepot.com, Inc., and our Chairman, Mr. Mitchell, is the Chairman of DiveDepot.com, Inc.

     In March 2000, the Company issued 2,000,000 shares of common stock to Donald A. Mitchell for services rendered to the Company. The issuance was registered on Form S-8.

     In August and November 2000, the Company issued 20,000 shares of common stock to Jeffrey M. Harvey and 200,000 to Carl E. Dilley, restricted in accordance with Rule 144, for services rendered to the Company. The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 and the shareholders were accredited.

     In  November 2000, the Company issued 76,786 shares of common stock to Carl
E. Dilley for services rendered to the Company. The issuance was registered on Form S-8.

     In August 2000, the Company issued options to acquire 3,000,000 shares of common stock to Ultimate Franchise Systems, Inc. The options expire on July 27, 2002. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 and the shareholder was accredited.

     In September 2000, the Company issued 1,000,000 shares of common stock to Ultimate Franchise Systems, Inc., restricted in accordance with Rule 144, as part of a stock exchange. The issuance was exempt from registration pursuant to
Section  4(2)  of the Securities Act of 1933 and the shareholder was accredited.

     In November 2000, the Company issued 80,000 shares of common stock to Jeffrey M. Harvey for services rendered to the Company. The issuance was registered on Form S-8.

     In November 2000, the Company issued options to acquire a total of 650,000 shares of common stock to Donald A. Mitchell, Jeffrey M. Harvey, Carl E. Dilley, and Janet Williams in exchange for services rendered to the Company. One-half of the options have an exercise price of $0.40 per share, and the other half have an exercise price of $0.75 per share. All options expire on November 21, 2002. The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 and the shareholders were accredited.

     In February 2001, the Company issued 75,000 shares of common stock to Jeffrey M. Harvey, 142,500 shares of common stock to Carl E. Dilley, 119,720 shares to Ben Grocock, 61,935 shares to Byron Rambo, 53,958 shares to J. Knigin, 53,958 shares to S. Niakan, and 53,958 shares to A. Sikorski for services rendered to the Company. The issuances were registered on Form S-8.

     In May and June 2001, the Company issued 185,714 shares of common stock to Jeffrey M. Harvey, 162,857 shares of common stock to Carl E. Dilley, 58,824 shares to Ben Grocock, 70,000 shares to Byron Rambo, 57,143 shares to J. Knigin, 57,143 shares to S. Niakan, 57,143 shares to A. Sikorski, 115,000 shares to Brian A. Lebrecht, 77,143 shares to J. Keane, and 77,143 shares to P. Storti for services rendered to the Company. The issuances were registered on Form S-8.

     In August 2001, the Company issued 166,667 shares of common stock to Jeffrey M. Harvey, 166,667 shares to Donald A. Mitchell, 279,167 shares to Carl
E. Dilley, 107,812 shares to A. Balduzzi, 78,125 shares to J. Knigin, 78,125 shares to S. Niakan, 78,125 shares to A. Sikorski, 125,000 to S. Marinkovitch, 280,000 shares to F. Horwich, and 250,000 shares to Brian A. Lebrecht for services rendered to the Company. The issuances were registered on Form S-8.

     In November 2001, the Company issued 390,000 shares of common stock to Carl
E. Dilley, 300,000 shares to Donald A. Mitchell, and 50,000 shares to Jeffrey M. Harvey for services rendered to the Company. The issuances were registered on Form S-8.

     In November 2002, the Company issued 3,523,508 shares of common stock to Carl E. Dilley, 2,000,000 shares to Donald A. Mitchell, and 1,500,000 shares to Joe Pacheco for services rendered to the Company and repayment of director loans to the company. The issuances were registered on Form S-8.

     In November 2002, the Company issued 936,460 shares to Donald A. Mitchell, and 2,2470,942 shares to Joe Pacheco for repayment of director loans to the company. The issuances are restricted. The shares were restricted in accordance with Rule 144, and the issuances were exempt from registration pursuant to
Section 4(2) of the Securities Act of 1933 and the shareholders were accredited.

     In all instances, in the opinion of management, the terms of the transactions with affiliates or related parties are no less favorable than could be obtained from non-affiliates.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Our common stock is traded on the OTC Bulletin Board under the symbol EREX. Our common stock is only traded on a limited or sporadic basis and should not be deemed to constitute an established public trading market. There is no assurance that there will be liquidity in the common stock.

     Below is a table indicating the range of high and low transaction price for the common stock for each quarterly period within the most recent two fiscal years. The information reflects inter-dealer prices, without retail, markup, markdown or commission and may not represent actual transactions.

                                     PRICES
     YEAR     PERIOD              HIGH      LOW
     ----     ------              ----     ----

     2002     First  Quarter      0.03     0.01
              Second Quarter      0.06     0.01
              Third  Quarter      0.03     0.01

     2001     First  Quarter      0.53     0.16
              Second Quarter      0.56     0.03
              Third  Quarter      0.44     0.03
              Fourth Quarter      0.07     0.01

     2000     First  Quarter      2.44     0.15
              Second Quarter      1.56     0.38
              Third  Quarter      1.25     0.34
              Fourth Quarter      0.91     0.25

     1999     First  Quarter      1.00     0.25
              Second Quarter      1.69     0.69
              Third  Quarter      1.06     0.44
              Fourth Quarter      1.00     0.14

HOLDERS

     As of October 28, 2002, there were approximately 236 holders of record of the common stock.

DIVIDEND  POLICY

     We have never declared or paid cash dividends on the common stock and anticipate that all future earnings will be retained as working capital and business expansion. The payment of any future dividends will be at the sole discretion of the board of directors and will depend upon, among other things, future earnings, capital requirements, our financial condition and general business conditions. Therefore, there can be no assurance that any dividends on the common stock will be paid in the future.

                             EXECUTIVE COMPENSATION

Executive  Officers  and  Directors
-----------------------------------

     For the year ended December 31, 2001, the executive officers of the Company received salaries, in aggregate, equal to approximately $152,000.00 and received the benefit of automobile allowances and health Insurance for an aggregate $9,287.00

     As of December 31, 2001, Donald A. Mitchell was compensated pursuant to a management engagement agreement dated January 21, 2000 between the Company and International Investment Banking, Inc., a company controlled by Mr. Mitchell. Total amounts payable to International Investment Banking, Inc. during the year 2001 are $69,832.00. Pursuant to the agreement, IIBI receives $10,000 per month in addition to other miscellaneous fees for services. This service agreement was terminated by mutual agreement on June 30, 2001.

     As of November 16, 2001, Donald A. Mitchell was compensated $3,000.00 pursuant to a management engagement agreement dated November 16, 2000 between the Company and Mr. Mitchell.

     Jeffrey M. Harvey was hired as General Counsel for the Company on March 1, 2001, at an annual salary of $60,000. This service agreement was terminated by mutual agreement on September 31, 2001.

     On September 30, 2001, the Board of Directors of the Company issued to Mr. Dilley, as compensation for tax liabilities arising out of the Company's payment of his compensation in stock rather than cash, warrants to acquire up to $128,000 in Company common stock at a price equal to 50% of the closing bid price on the date immediately before the exercise of any warrants. The Company booked this compensation expense at $64,500.

     On  November  26, 2001, the Board of Directors of the Company issued to Mr.
Harvey, in lieu of salary compensation, warrants to acquire up to $25,000 in Company common stock at a price equal to 50% of the closing bid price on the date immediately before the exercise of any warrants. The Company booked this compensation expense at $12,500.

     All officers and directors are reimbursed for expenses incurred on behalf of Company.

     Members of the Board of Directors may receive an amount yet to be determined annually for their participation and will be required to attend a minimum of four meetings per fiscal year. All expenses for meeting attendance or out of pocket expenses connected directly with their Board representation will be reimbursed by the Corporation. Director liability insurance may be provided to all members of the Board of Directors. No differentiation is made in the compensation of "outside directors" and those officers of the Corporation serving in that capacity.

     There is no plan or arrangement with respect to compensation received or that may be received by the executive officers in the event of termination of employment or in the event of a change in responsibilities following a change in control.

Summary  Compensation  Table
----------------------------

     The Summary Compensation Table shows certain compensation information for services rendered in all capacities for the fiscal years ended December 31, 2001 and 2000. Other than as set forth herein, no executive officer's salary and bonus exceeded $120,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.


                                               SUMMARY COMPENSATION TABLE

                                      ANNUAL COMPENSATION                        LONG TERM COMPENSATION
                             -------------------------------------   -----------------------------------------------
                                                                             AWARDS                   PAYOUTS
                                                                     ------------------------  ---------------------
                                                                     RESTRICTED  SECURITIES
                                                      OTHER ANNUAL   STOCK       UNDERLYING    LTIP     ALL OTHER
NAME AND PRINCIPAL                 SALARY    BONUS    COMPENSATION   AWARDS      OPTIONS SARS  PAYOUTS  COMPENSATION
POSITION                     YEAR  ($)       ($)      ($)            ($)         (#)           ($)      ($)
-------------------------    ----  --------  -------  ------------   ----------  ------------  -------  ------------

Donald A. Mitchell
(Chairman). . . . . . . . .  2000       -0-      -0-  $126,850       2,000,000      200,000       -0-          -0-

Donald A. Mitchell
(Chairman). . . . . . . . .  2001  $  3,000      -0-  $ 69,832             -0-      200,000       -0-          -0-

Carl E. Dilley
(CEO, Director) . . . . . .  2000  $ 51,017  $27,000  $  4,500         276,786      200,000       -0-          -0-

Carl E. Dilley
(CEO, Director) . . . . . .  2001  $114,000      -0-  $  9,287             -0-      200,000       -0-      $64,500

Kenneth Blake
(President, Director,
Resigned April 2000). . . .  2000       -0-      -0-       -0-             -0-          -0-       -0-          -0-

Jeffrey M.  Harvey
(Treasurer, Director) . . .  2000       -0-      -0-       -0-          80,000      200,000       -0-          -0-

Jeffrey M.  Harvey
(Treasurer, Director,
Resigned Sept 30, 2001) . .  2001  $ 35,000      -0-       -0-             -0-      200,000       -0-      $12,500

Ronald K. Gooding
(Director, Resigned
April 2000) . . . . . . . .  2000       -0-      -0-       -0-             -0-          -0-       -0-          -0-

Joseph Pacheco
(Director). . . . . . . . .  2001       -0-      -0-       -0-             -0-          -0-       -0-          -0-



                                         OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                  (INDIVIDUAL GRANTS)

                                        NUMBER OF SECURITIES    PERCENT OF TOTAL
                                        UNDERLYING              OPTIONS/SAR'S GRANTED    EXERCISE OF
                                        OPTIONS/SAR'S GRANTED   TO EMPLOYEES IN FISCAL   BASE PRICE
NAME                                                       (#)  YEAR                            ($/SH)  EXPIRATION DATE
--------------------------------------  ----------------------  ----------------------   -------------  ---------------

Donald A. Mitchell . . . . . . . . . .        100,000                      6.4           $       0.40            7/7/03

                                              100,000                      6.4           $       0.15            7/7/03

Carl E. Dilley . . . . . . . . . . . .        100,000                      6.4           $       0.15            7/7/03

                                              100,000                      6.4           $       0.40            7/7/03

                                                (1)                        (1)                    (1)           9/30/03

Jeffrey M. Harvey. . . . . . . . . . .        100,000                      6.4           $       0.40            7/7/03

                                              100,000                      6.4           $       0.15            7/7/03

                                                (2)                        (2)                    (2)          11/26/03

Joseph Pacheco . . . . . . . . . . . .          -0-                      -0-                      -0-               -0-

(1) On September 30, 2001, the Board of Directors of the Company issued to Mr. Dilley, as compensation for tax liabilities arising out of the Company's payment of his compensation in stock rather than cash, warrants to acquire up to $128,000 in Company common stock at a price equal to 50% of the closing bid price on the date immediately before the exercise of any warrants. The Company booked this compensation expense at $64,500.

(2) On November 26, 2001, the Board of Directors of the Company issued to Mr. Harvey, in lieu of salary compensation, warrants to acquire up to $25,000 in Company common stock at a price equal to 50% of the closing bid price on the date immediately before the exercise of any warrants. The Company booked this compensation expense at $12,500.


                              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                        AND FY-END OPTION/SAR VALUES

                                                               NUMBER OF UNEXERCISED       VALUE OF UNEXERCISED IN-THE-
                                                               SECURITIES UNDERLYING       MONEY OPTION/SARS
                          SHARES ACQUIRED                      OPTIONS/SARS AT FY-END (#)  AT FY-END ($)
NAME                      ON EXERCISE (#)  VALUE REALIZED ($)  EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
------------------------  ---------------  ------------------  -------------------------   ----------------------------
Donald A. Mitchell. . . .    -0-               -0-                        -0-                        -0-

Carl E. Dilley. . . . . .    -0-               -0-                        -0-                        -0-

Jeffrey M. Harvey . . . .    -0-               -0-                        -0-                        -0-

Joseph Pacheco. . . . . .    -0-               -0-                        -0-                        -0-


                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

Gately  &  Associates,  LLC
---------------------------

      On May 17, 2001, Gately & Associates, LLC, Independent Certified Public Accountants, the independent accountant previously engaged as the principal accountant to audit the financial statements of E-Rex, Inc., resigned as auditors for the Company. As Gately & Associates, LLC resigned, the decision to change accountants was not approved by the Board of Directors of the Company or by any audit or similar committee thereof.

     The audit report of Gately & Associates, LLC on the financial statements of E-Rex, Inc. as of December 31, 2000 and the related consolidated statements of operations, shareholders' equity and cash flows for the year ended December 31, 2000, as well as the audit report of Varma and Associates on the financial statements of E-Rex, Inc. for the year ended December 31, 1999, the year ended December 31, 1998, the year ended December 31, 1997 and for the period from inception (August 26, 1986) to December 31,1999 (the "Audit Period") did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles, except the reports were modified to include an explanatory paragraph wherein they expressed substantial doubt about the Company's ability to continue as a going concern. During the Audit Period, and the period up to their resignation, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreements in connection with its report. E-Rex, Inc. has provided a copy of this disclosure to its former accountants, and requested that the former accountants furnish them with letters addressed to the Securities and Exchange Commission stating whether they agree with the statements made by the Registrant, and, if not, stating the respects in which they do not agree. A copy of the former accountants' responses indicating agreement was received.

Perez-Abreu,  Aguerrebere,  Sueiro  LLC
---------------------------------------

     On February 4, 2002, Perez-Abreu, Aguerrebere, Sueiro LLC, the independent accountant previously engaged as the principal accountant to audit the financial statements of E-Rex, Inc., resigned as auditors for the Company. As Perez-Abreu resigned, the decision to change accountants was not approved by the Board of Directors of the Company or by any audit or similar committee thereof.

     During its engagement by the Company, Perez-Abreu did not issue an audit opinion with respect to any financial statements of the Company. During the period of their engagement, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreements in connection with its audit report. E-Rex, Inc. has provided a copy of this disclosure to its former accountants, and requested that the former accountants furnish them with letters addressed to the Securities and Exchange Commission stating whether they agree with the statements made by the Registrant, and, if not, stating the respects in which they do not agree. A copy of the former accountants' responses indicating agreement is included as exhibits to this report.

     Upon Perez-Abreu, Aguerrebere, Sueiro LLC's resignation, the board of directors on February 8, 2002 approved the engagement of Parks, Tschopp, Whitcomb & Orr, P.A., Certified Public Accountants, as the principal accountant to audit the financial statements of the Company.

     During the two most recent fiscal years, or any subsequent interim period prior to engaging Parks, Tschopp, Whitcomb & Orr, P.A., neither E-Rex nor anyone acting on E-Rex's behalf consulted with Parks, Tschopp, Whitcomb & Orr, P.A. regarding (i) the application of accounting principles to a specific completed or contemplated transaction, or (ii) the type of audit opinion that might be rendered on E-Rex's financial statements where either written or oral advice was provided that was an important factor considered by E-Rex in reaching a decision as to the accounting, auditing, or financial reporting issue, or (iii) any matter that was the subject of a disagreement with E-Rex's former accountant on any matter of accounting principles or practices, financial statement dis-closure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreements in connection with its audit report.

                              AVAILABLE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, together with all amendments and exhibits thereto, under the Securities Act of 1933 with respect to the common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

     Copies of all or any part of the registration statement may be inspected without charge or obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, telephone number 1-800 SEC-0330, and its public reference facilities in New York, New York and Chicago, Illinois, upon the payment of the fees prescribed by the Commission. The registration statement is also available through the Commission's web site at the following address: http://www.sec.gov.

     We mail a copy of our Annual Report on Form 10-KSB along with a proxy statement to our shareholders prior to our annual shareholders meeting.

                              FINANCIAL STATEMENTS

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                                   E-REX, INC.

     Report  of  Parks,  Tschopp,  Whitcomb  &  Orr,  P.A.,
          Certified  Public  Accountants                                   F-1

     Consolidated Balance Sheets as of December 31, 2000 and 2001          F-2

     Consolidated  Statements  of  Operations for the years ended
          December 31, 2000  and  2001  and  from  Inception               F-3

     Consolidated  Statements  of  Cash  Flows  for  the  years
          ended December  31,  2000  and  2001  and  from  Inception       F-4

     Consolidated  Statements  of  Stockholder's  Equity  from
          Inception (August  26,  1986  to  December  31,  2001            F-5

     Notes  to  the  Consolidated  Financial  Statements            F-7 to F-20

     Balance Sheet as of September 30, 2002 and December 31,
          2001                                                             F-21

     Statement  of  Operations  for  the  Nine  Months  ending
          September  30,  2002  and  2001,  the  Three  Months
          ending  September  30,  2002  and  2001  and  from
          Inception                                                        F-22

     Statement  of  Changes  in  Stockholders'  Equity  for
          the  Period  from  Inception  (August  26,  1986)  to
          September  30,  2002                                     F-23 to F-25

     Statement  of  Cash  Flows  for  the  Nine  Months  ending
          September  30,  2002  and  2001,  and  from  Inception           F-26

     Notes  to  Consolidated  Financial  Statements                F-27 to F-42

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

The Board of Directors
E-Rex, Inc.:

We have audited the accompanying balance sheet of E-Rex, Inc. (a development stage company) as of December 31, 2001, and the related statements of operations, stockholders' equity, and cash flows for the year then ended, and cumulative period from August 26, 1986 (date of inception) through December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The 2000 financial statements were audited by other auditors whose report dated May 11, 2001 expressed a qualified opinion for going concern reasons.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assesing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of E-Rex, Inc. (a development stage company) as of December 31, 2001, and the results of its operations and its cash flows for the year then ended, and the cumulative period from August
26, 1986 (date of inception) through December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the financial statements, the Company has experienced net operating losses of $ (3,535,831) and $ (8,492,953) for the years ended December 31, 2001 and 2000, respectively. At December 31, 2001, the Company continues to experience a working capital deficit and also has a stockholders' deficit of $ (701,545). These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in note 2. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ Parks, Tschopp, Whitcomb & Orr, P.A.
________________________________________
Parks, Tschopp, Whitcomb & Orr P.A.
Certified Public Accountants
Maitland, Florida

April 7, 2002


                                                             E-REX, INC.
                                                            BALANCE SHEET
                                              AS OF DECEMBER 31, 2001 AND DEC 31, 2000.
                                                     (A Development Stage Company)

                                                              ASSETS
                                                              ------

                                                                                                      Dec 31          Dec 31
                                                                                                       2001            2000
                                                                                                      -------         -------

CURRENT ASSETS
--------------

Cash                                                                                                        7,454        19,948
Prepaid Expense                                                                                            20,938             -
Accounts receivable from related parties                                                                      135           298
Accounts receivable                                                                                         6,969        22,757
                                                                                                      ------------  ------------

     Total Current Assets                                                                             $    35,496   $    43,003
                                                                                                      ------------  ------------


PROPERTY AND EQUIPMENT
----------------------

Furniture, equipment and software                                                                         126,212        92,792
Less: accumulated depreciation                                                                            (41,651)       (7,800)
                                                                                                      ------------  ------------

     Total Other Assets                                                                               $    84,561   $    84,992
                                                                                                      ------------  ------------

OTHER ASSETS
------------

Investments                                                                                           $    12,601   $    62,600
                                                                                                      ------------  ------------


     TOTAL ASSETS                                                                                     $   132,658   $   190,595
                                                                                                      ============  ============

                                                    LIABILITIES AND STOCKHOLDERS' DEFECIT
                                                   --------------------------------------

CURRENT LIABILITIES
-------------------

Accounts payable                                                                                          181,734        95,440
Accounts payable to related parties                                                                         2,837       155,467
Accrued liabilities                                                                                        37,813        10,838
Accrued interest on bonds                                                                                  26,008         7,460
Demand Note Payable-related party                                                                         485,811       298,654
Convertible debenture bonds                                                                               100,000       240,000
                                                                                                      ------------  ------------

     Total current liabilities                                                                        $   834,203   $   807,859
                                                                                                      ------------  ------------

             TOTAL LIABILITIES                                                                        $   834,203   $   807,859
                                                                                                      ------------  ------------

                                                            STOCKHOLDERS' DEFECIT
                                                            --------------------


STOCKHOLDERS' DEFICIT
----------------------

Common stock, $.001 par value, 100,000,000 authorized
Shares issued and outstanding as of December 31, 2000      23,808,816                                                    23,809
Shares issued and outstanding as of December 31, 2001      54,524,223                                      54,524             -
Additional paid in capital                                                                             12,621,494    10,386,204
Accrued Stock Compensation                                                                                (22,500)   (1,258,045)
Accumulated Other Comprehensive Income, net of tax
Net unrealized gains (losses) on marketable equity securities                                            (537,400)     (487,400)
Deficit accumulated during the development stage                                                      (12,817,663)   (9,281,832)

     Total stockholders' deficit                                                                      $  (701,545)  $  (617,264)
                                                                                                      ------------  ------------

             TOTAL LIABILITIES AND DEFICIT                                                            $   132,658   $   190,595
                                                                                                      ============  ============

                                   See accompanying notes to the financial statements


                                                     E-REX, INC.
                                              STATEMENT OF OPERATIONS
                         FOR THE YEARS ENDING DECEMBER 31, 2001 AND 2000 AND FROM INCEPTION
                                            (A Development Stage Company)


                                                        Year           Year
                                                       Ended          Ended
                                                       31-Dec         31-Dec        FROM
                                                        2001           2000       INCEPTION
                                                     ------------  ------------  ------------


REVENUE                                              $    87,185   $    35,976   $   123,161
-------

COST OF SALES                                            (79,837)      (10,607)      (90,444)
-------------                                        ------------  ------------  ------------

GROSS PROFIT                                               7,348        25,369        32,717
-------------                                        ------------  ------------  ------------

EXPENSES
--------

  General and administrative                          (3,334,639)   (8,350,075)  (12,595,858)
  Research and development                              (146,261)     (151,729)     (297,990)
                                                     ------------  ------------  ------------

  Total expenses                                      (3,480,900)   (8,501,804)  (12,893,848)
                                                     ------------  ------------  ------------

LOSS FROM OPERATIONS                                  (3,473,552)   (8,476,435)  (12,861,131)
--------------------                                 ------------  ------------  ------------

OTHER INCOME
------------

  Interest income                                                                      1,439
  Interest Expense                                       (62,279)      (16,418)      (78,697)
  Recovery from lawsuit                                        -             -       120,726
                                                     ------------  ------------  ------------

INCOME (LOSS) BEFORE INCOME TAXES                    $(3,535,831) $ (8,492,853) $(12,817,663)
---------------------------------
  Income Taxes                                                 -             -             -
                                                     ------------  ------------  ------------

NET INCOME (LOSS)                                    $(3,535,831) $ (8,492,853) $(12,817,663)
-----------------                                    ============  ============  ============

  Weighted average
  Number of shares                                    29,649,570    18,841,966

Basic EPS                                            $     (0.12)  $     (0.45)

                             See accompanying notes to the financial statements


                                                      E-REX, INC.
                                               STATEMENT OF CASH FLOWS
                      FOR THE YEARS ENDING DECEMBER 31, 1999 DECEMBER 31, 2000 AND DECEMBER 31, 2001
                                            (A Development Stage Company)

                                                         Year           Year
                                                        Ended          Ended          FROM
                                                        31-Dec         31-Dec      INCEPTION
                                                         2001           2000        TO DATE
                                                     -----------   ------------  --------------

CASH FLOWS FROM (FOR)
OPERATING ACTIVITIES
---------------------

Net Loss                                            $ (3,535,831)   (8,492,853)  (12,817,663)

Adjustments to reconcile net loss
to net cash provided by
operating activities:

Stock issued for Services                              1,104,108     7,273,872     8,568,656
Stock issued for Research and Development                      -       124,595       124,595
Stock issued in conversion of Accts Payable              120,000             -       120,000
Warrants issued for Services                             731,673       450,000     1,181,673
Amortization of stock issued for services
in prior period                                        1,235,545             -     1,235,545
Depreciation expense                                      33,851         4,904        41,651
(Increase) Decrease in
  Accounts receivable                                     15,788       (22,757)       (6,969)
  Accounts receivable from related parties                  (135)         (298)         (135)
  Prepaid professional Fees and Expenses                 (19,196)            -       (19,494)
  Deposits and Retainers                                  (1,444)            -        (1,444)
(Increase) Decrease in
  Accounts payable                                        96,054       162,382       181,734
  Accounts payable to related parties                   (162,390)            -         2,837
  Accrued liabilities                                     26,975        18,298        37,813
  Accrued Bond Interest                                   18,548             -        26,008
Other                                                          -             -             -
                                                     ------------  ------------  --------------

Total adjustments to net income (loss)                 3,199,377     8,010,996    11,492,470

Net cash used in
operating activities                                    (336,454)     (481,857)   (1,325,193)
                                                     ------------  ------------  --------------
CASH FLOWS FROM (FOR)
INVESTING ACTIVITIES
---------------------

Purchase or Disposal of Furniture,
Equipment and Software                                       703       (37,855)      (33,951)


Net cash flows used in
investing activities                                         703       (37,855)      (33,951)
                                                     ------------  ------------  --------------


CASH FLOWS FROM (FOR
FINANCING ACTIVITIES
--------------------

Proceeds from loan from related party                    187,157       623,654       810,811
Proceeds from issuance of stock                          136,100       329,000       990,787
Payment on loan                                                -      (325,000)     (325,000)
Purchase of treasury stock                                     -      (150,000)     (150,000)
Proceeds from issuance of Conv Debentures                      -        40,000        40,000
                                                     -----------   ------------  --------------
Net cash provided by
 financing activities                                    323,257       517,654     1,366,598


CASH RECONCILIATION
-------------------

Net increase (decrease) in cash                          (12,494)       (2,058)        7,454
Cash at beginning of period                               19,948        22,006             0
                                                     ------------  ------------  --------------

CASH BALANCE AT END OF YEAR                          $     7,454   $    19,948   $     7,454
---------------------------------                    ============  ============  ==============

                           See accompanying notes to the financial statements


                                                          E-REX, INC.
                                       STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                          FOR THE PERIOD FROM INCEPTION (AUGUST 26, 1986) TO DECEMBER 31, 2001
                                                (A Development Stage Company)

                                                                                                      DEFECIT
                                                                         ACCRUED       ADDITIONAL    ACCUMULATED
                                                COMMON       STOCK        STOCK         PAID-IN        DURING
                                                SHARES       AMOUNT    COMPENSATION     CAPITAL      DEV. STAGE      TOTAL
                                             -----------    --------   ------------   -----------   -----------   -----------

Issuance of shares of common
stock on Aug. 1986, for
$.044 per share                                 250,000        $250             -        $10,750             -        11,000

Net (loss) from inception on
Aug. 26, 1986, through Dec.
31, 1986                                                                                               (15,354)      (15,354)
                                             -----------    --------   ------------   -----------   -----------   -----------

Balance December 31, 1986                       250,000         250             -         10,750       (15,354)       (4,354)

Issuance of shares of common
stock to the public for
$1.00 per share                                  93,215          93             -         93,122                      93,215

Deferred offering cost offset
against additional paid-in capital                                                        (7,663)                     (7,663)

Net (loss) for the year ended
Dec. 31, 1987                                                                                          (80,103)      (80,103)
                                             -----------    --------   ------------   -----------   -----------   -----------
Balance, December 31, 1987                      343,215         343             -         96,209       (95,457)        1,095

Net (loss) for the four year period
ended Dec. 31, 1991                                                                                     (4,072)       (4,072)
                                             -----------    --------   ------------   -----------   -----------   -----------
Balance, December 31, 1991                      343,215         343             -         96,209       (99,529)       (2,977)

Issuance of shares of stock on
Feb. 4, 1992 for $1.00 per share                166,716         167                      166,549                     166,716

Deferred offering cost offset
against additional paid-in capital                                                       (26,125)                    (26,125)

Common stock issued on
Feb. 4, 1992 for services                       136,785         137                       27,220                      27,357

Net (loss) for the year ended
Dec. 31, 1992                                                                                         (179,027)     (179,027)
                                             -----------    --------   ------------   -----------   -----------   -----------

Balance, December 31, 1992                      646,716         647               -      263,853      (278,556)      (14,056)


Issuance of shares of common
stock to the public on Feb. 3,
1933 for $4.00 per share                         32,000          32                      127,968                     128,000

Deferred offering cost offset
against additional paid-in capital                                                       (74,239)                    (74,239)

Common stock issued for legal
services on April 29, 1993                      110,000         110                       21,890                      22,000

Net (loss) for the year ended
Dec. 31, 1993                                                                                          (39,703)      (39,703)
                                             -----------    --------   ------------   -----------   -----------   -----------

Balance, December 31, 1993                      788,716         789               -      339,472      (318,259)       22,002

Net (loss) for the year ended
Dec. 31, 1994                                                                                           (8,357)       (8,357)
                                             -----------    --------   ------------   -----------   -----------   -----------

Balance, December 31, 1994                      788,716         789               -      339,472      (326,616)       13,645

Net (loss) for the year ended
Dec. 31, 1995                                                                                          (19,185)      (19,185)
                                             -----------    --------   ------------   -----------   -----------   -----------
Balance, December 31, 1995                      788,716         789               -      339,472      (345,801)       (5,540)

                                      F-5

Balance, December 31, 1995                      788,716         789               -      339,472      (345,801)       (5,540)

Net (loss) for the year ended
Dec. 31, 1996                                                                                           (4,500)       (4,500)
                                             -----------    --------   ------------   -----------   -----------   -----------
Balance, December 31, 1996                      788,716         789               -      339,472      (350,301)      (10,040)

Common stock issued for
services Sep. , 1997                             30,000          30                                                       30

Net income for the year
ended Dec. 31, 1997                                                                                     52,251        52,251
                                             -----------    --------   ------------   -----------   -----------   -----------

Balance, December 31, 1997                      818,716         819               -      339,472      (298,050)       42,241

Common stock issued for
services Sep. , 1998                          1,682,000       1,682                        1,000                       2,682

Common shares issued
in Reg D-504 exempt offering
Nov. and Dec., 1998                           1,539,500       1,539                      152,410                     153,949

Common stock issued for
services Dec., 1998                             100,000         100                        9,900                      10,000

Net (loss) for the year
ended Dec. 31, 1998                                                                                    (26,493)      (26,493)
                                             -----------    --------   ------------   -----------   -----------   -----------

Balance, December 31, 1998                    4,140,216       4,140              -       502,782      (324,543)       182,379

Common shares issued
for cash                                        424,000         424                      113,076                     113,500

Common shares issued
for acquisition                               8,137,616       8,138                                                    8,138

Common shares issued
for services                                  3,000,000       3,000                       92,941                      95,941

Net loss for the period                                                                               (464,436)     (464,436)
                                             -----------    --------   ------------   -----------   -----------   -----------

Balance, December 31, 1999                   15,701,832      15,702              -       708,799      (788,979)      (64,478)

Common shares issued
for cash                                      3,290,000       3,290                      325,710                     329,000

Common shares issued
for services and compensation                 9,386,667       9,387                    8,069,873                   8,079,260

Common shares issued
for consulting services                         311,263         311                      127,307                     127,618

Common shares issued
as Settlement Agreement                       1,096,670       1,097                      448,537                     449,634

Accrued stock compensation                                              (1,258,045)                               (1,258,045)

Common shares issued in
exchange of shares as
an investment                                 1,000,000       1,000                      399,000                     400,000

Common share purchased
as treasury stock                            (6,977,616)     (6,978)                    (143,022)                   (150,000)

Beneficial Conversion feature of Warrants                                                450,000                     450,000

Accumulated Other Comprehensive losses, net of tax
Net unrealized gains (losses) on marketable equity securities                                                       (487,400)

Net loss for the period                                                                             (8,492,853)   (8,492,853)
                                             -----------    --------   ------------   -----------   -----------   -----------
Balance, December 31, 2000                   23,808,816      23,809     (1,258,045)   10,386,204    (9,281,832)     (617,264)

Common shares issued
for consulting services                      15,616,949      15,617                    1,088,491                   1,104,108

Common shares issued
for Software Development Investment             127,373         127                       33,997                      34,124

Accrued Stock Compensation                                               1,235,545                                 1,235,545

Common shares issued
in Conversion of accounts payable               600,000         600                      119,400                     120,000

Common shares issued
in Conversion of Convertible Debentures         280,000         280                      139,720                     140,000

Common shares issued
for Cash                                     14,091,085      14,091                      122,009                     136,100

Beneficial Conversion feature of Warrants                                                731,673                     731,673

Accumulated Other Comprehensive losses, net of tax
Net unrealized gains (losses) on marketable equity securities                                                        (50,000)

Net loss for the period                                                                             (3,535,831)   (3,535,831)
                                             -----------    --------   ------------   -----------   -----------   -----------
Balance, December 31, 2001                   54,524,223    $ 54,524       ($22,500)  $12,621,494  ($12,817,663)    ($701,545)
                                             ===========    ========   ============   ===========   ===========   ===========

                                        See accompanying notes to the financial statements

                                   E-REX,  INC.
                                   FORM  10-K

                                    NOTES  TO
                              FINANCIAL  STATEMENTS

                               DECEMBER  31,  2001

1.     Summary  of  Significant  Accounting  Policies:

Nature of Operations - E-Rex, Inc. (the "Company"), a Nevada corporation, was incorporated on August 26, 1986 as P.R. Stocks, Inc. On February 26, 1992, the Company changed its name to National Health & Safety Corporation. On November 12, 1992, the Company changed its name to Medgain International Corporation. On June 20, 1994 the Company changed its name to E-Rex, Inc. On February 20,
1999  the  Company  entered  into  a  business  combination (see Note 5).  Until
September of the year 2000, the Company had no material revenues and is considered to be in the development stage. The Company now operates an Internet web hosting service. The Company continues its development of computer hardware and software products that it intends to sell.

Cash Equivalents - The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Earnings (Loss) Per Share - Basic earnings per share ("EPS") is computed by dividing earnings available to common shareholders by the weighted-average number of common shares outstanding for the period as required by the Financial Accounting Standards Board (FASB) under Statement No. 128, "Earnings per Share". Diluted EPS reflects the potential dilution of securities that could share in the earnings.

Basis of Accounting - The Company's financial statements are prepared in accordance with generally accepted accounting principles.

Revenue Recognition -The Company performs all services or delivers all products prior to recognizing revenue. Monthly services are considered to be performed ratably over the term of the arrangement. Professional consulting services are considered to be performed when the services are complete. Fees for certain monthly services, including certain portions of networking, web hosting, and e-mail services, are variable based on an objectively determinable factor such as usage. Such factors are included in the written contract such that the customer's fee is determinable. The customer's fee is negotiated at the outset of the arrangement and is not subject to refund or subject to adjustment during the initial term of the arrangement.

The Company determines that collectibility is reasonably assured prior to recognizing revenue. Collectibility is assessed on a customer by customer basis based on criteria outlined by management. New customers are subject to a credit review process, which evaluates the customer's financial position and ultimately its ability to pay. The Company does not enter into arrangements unless collectibility is reasonably assured at the outset. Existing customers are subject to ongoing credit evaluations based on payment history and other factors. If it is determined during the arrangement that collectibility is not reasonably assured, revenue is recognized on a cash basis.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Income Taxes - The Company records its income tax provision in accordance with Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes."

Functional Currency - All amounts in the Company's financial statements and related footnotes are stated in U.S. dollars. The Company had no significant gain or losses from foreign currency conversions. The Company has closed its foreign bank accounts during the year 2000 and now operates using U.S. currency.

Property and Equipment - Depreciation and amortization is computed by the straight line method with the following recovery periods:

         Office  equipment  and  software             3-5  Years
         Furniture                                    5-7  Years

Maintenance and repairs are charged to expense as incurred; betterments and renewals are capitalized in plant and equipment accounts. Cost and accumulated depreciation applicable to items replaced or retired are eliminated from the related accounts; gain or loss on the disposition thereof is included as income. No depreciation is recorded on property and plant left idle.

The Company accounts for marketable securities in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." This statement requires securities which are available-for-sale to be carried at fair value, with changes in fair value recognized as a separate component of stockholders' equity.

Realized gains and losses are determined on the basis of specific identification. Declines in the fair value of individual available-for-sale securities below their cost that are other than temporary result in write-downs of the individual securities to their fair value. The related write-downs are included in earnings as realized losses.

Non-marketable securities-The Company accounts for investments for which the Company does not have the ability to exercise significant influence or for which there is not a readily determinable market value, under the cost method of accounting. Additionally, certain securities are restricted and are not transferable.

The Company periodically evaluates the carrying value of its investments accounted for under the cost method of accounting and as of December 31, 2001, such investments were recorded at the lower of cost or estimated net realizable value.

2.     Basis  of  Presentation  as  a  Going  Concern:

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred a net loss from inception (August 26, 1986) and is considered to be in its development stage). The Company continues to operate at a loss. This factor, among others, raises substantial doubt as to the Company's ability to continue as a going concern.

The Company's management intends to raise additional operating funds through equity and/or debt offerings and revenue from its new operation. However, there can be no assurance management will be successful in its endeavors.

E-Rex has entered into an investment agreement with Swartz Private Equity, LLC to raise up to $15 million through a series of sales of our common stock. The dollar amount of each sale is limited by our common stock's price, trading volume, and a minimum period of time that must elapse between each sale. At the current market price of our common stock, the amount of money we can raise through the Swartz agreement is very limited, and we cannot be sure how much money we can raise through the Swartz agreement in the future. Each sale will be to Swartz. In turn, Swartz will either hold our stock in its own portfolio, sell our stock in the open market, or place our stock through negotiated transactions with other investors. The investment agreement provides, in summary:

From time to time at our request, Swartz will purchase from us that number of shares of our common stock equal to 15% of the number of shares traded in the market in the 20 business days immediately before the date of the requested purchase, excluding certain block trades, or 15% of the number of shares traded in the 20 business days preceding the date of our advance notice of our put right, excluding certain block trades, whichever is less;

The purchase price per share is the lesser of 91% of the lowest closing bid price per share during the 20 Business days after our request, or that closing bid price minus $0.075, but in no event will the purchase price be less than the minimum price we select in our sole discretion; Swartz will not be required to purchase at any one time shares having a value in excess of $2,000,000;

We may make additional requests at intervals of approximately 30 days; as a commitment fee, we granted to Swartz commitment warrants to purchase 2,700,000 shares of our common stock, which warrants can be exercised at $0.04 per share (subject to potential future adjustment) through September 22, 2007.

The commitment warrants exercise price is reset to the lowest closing price of our common stock during the five trading days ending on the six month anniversary of the warrant issuance date, if the lowest price is lower than the then-current exercise price;

Swartz can only exercise its commitment warrants to the extent that, after exercise, Swartz does not own more than 4.99% of our outstanding shares;

the commitment warrants are subject to antidilution provisions, in the case of stock splits.

Our agreement with Swartz is not a convertible debenture, convertible preferred stock, or similar type of investment instrument. In addition, we are not borrowing from Swartz as with a conventional cash line of credit. Rather, subject to the limitations set forth above, our agreement with Swartz permits us to decide, in our sole discretion (subject to penalties for non-use), whether and the extent to which we wish to require that Swartz purchase our stock. Until our registration statement is declared effective, we have no plans to sell shares to Swartz, and we are currently in compliance with the terms of the investment agreement.

3.     Income  Taxes:

The Company records its income tax provision in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" which requires the use of the liability method of accounting for deferred income taxes.

Since the Company has not generated cumulative taxable income since inception, no provision for income taxes has been provided. At Dec 31, 2001, the Company did not have significant tax net operating loss carry forwards (tax benefits resulting from losses for tax purposes have been fully reserved due to the uncertainty of a going concern). At December 31, 2001 the Company did not have any significant deferred tax liabilities or deferred tax assets.

4.     Development  Stage  Company:

The Company is a development stage company. A development stage company is one for which principal operations have not commenced or principal operations have generated an insignificant amount of revenue. Management of a development stage company devotes most of its activities to establishing a new business. Operating losses have been incurred through December 31, 2001, and the company continues to use, rather than provide, working capital in this operation. Although management believes that it is pursuing a course of action that will provide successful future operations, the outcome of these matters is uncertain.

5.     Business  Combination:

On February 20, 1999 the Company entered into a merger agreement with Plantech Communications Systems, Inc. ("Plantech"), a privately held British Columbia, Canada, Corporation. Plantech is a development stage enterprise in the software, computer and internet area. From inception in 1992 to date Plantech has had no revenues.

Under the terms of the merger agreement, Plantech shareholders received one share of the Company's common stock for each outstanding share of Plantech stock. The Company issued 8,137,616 shares of its common stock in exchange for all the Plantech common shares outstanding as of February 20, 1999.

The above business combination was accounted for under the purchase method. There was no significant difference between the purchase cost and the fair value of net assets/liabilities acquired, thus no goodwill was recorded. Plantech's results of operations are included in the Company's statement of operations from the date of merger, February 20, 1999. The following table sets forth certain results of operations for the periods presented as if the Plantech business combination had been consummated on the same terms at the Plantech inception in 1992.

                                                    Inception
                       Jan. 1, 1999                 (8/26/86)
                       To Feb. 20,                  To Dec. 31,
                       1999                         1999
                      -------------                -------------

     Revenues         $       --                   $       --
     Net  (Loss)      $   (230,954)                $   (616,086)

6.     Litigation:

On August 4, 2000, Crusader Capital Group, Inc. filed a complaint against the company in civil action number CV-N-411-DWH-RAM in the United States District Court for the district of Nevada. A settlement agreement has been reached and the Company has issued a total of 166,667 shares of restricted common stock that was delivered to Crusader Capital Group, Inc. in conjunction with the final settlement agreement.

In January, 2000 the Board of Directors resolved to settle a British Columbia Supreme Court action brought against the Company for an unpaid vendor bill for $25,000. The Company also accepted from the same vendor a return of 50,000 shares of the Company stock that the vendor held.

In February 2002, the Company was served with a lawsuit brought by a group of ten (10) plaintiffs, namely Carol Gamble Trust 86, June L. Blackwell, June L. Blackwell and Christopher Ford, as joint tenants, Terry Shores, Steve Rigg, Karl Weinacker, Ressoyia Anderson, Mel Goodman, Slawomir Kownacki, and John
Bussjeager, in the United States District Court, District of Nevada. The defendants in the action are the Company, its Board of Directors, a former
Director,  the  Company's  legal  counsel,  and  two  corporate  entities.

The Complaint alleges, among other things, that the plaintiffs are shareholders of the Company, that they acquired stock of the Company based on mis-representations, that management of the Company misappropriated assets of the Company, and further alleges violations of the Securities Act of 1933 and the Securities Exchange Act of 1934. The Complaint requests an unspecified amount of damages, that the Board of Directors and officers of the Company be removed, and that a receiver or custodian be appointed to operate the business, as well as a judicial determination that the action be maintained as a class action. A hearing has been set for April 22, 2002, on plaintiff's motion for appointment of a receiver and/or custodian, or in the alternative for call of a special meeting of shareholders.

The Company is vigorously defending this lawsuit although the Company believes that the action lacks merit. The case is at a stage where no discovery has been taken and no prediction can be made as to the outcome of this case.

7.     Related  Party  Transactions:

The company purchased software, equipment and 100,000 shares of DiveDepot.com, Inc. stock from Webulate LLC. The transaction was completed with cash of $40,000 and convertible notes payable valued at $200,000. The President of the Company, Mr. Dilley, was on the Board of Directors of DiveDepot.Com, Inc. at the time of the transaction and the director Mr. Mitchell, is also on the Board of Directors of DiveDepot.Com, Inc.

The Company entered into an agreement on January 21, 2000 with International Investment Banking, Inc. ("IIBI") whereby IIBI will serve as senior management of the Company for an initial term of two years unless further extended by mutual agreement of the parties. The Chairman of the Company, Donald A. Mitchell, also controls IIBI. Pursuant to the agreement, IIBI receives $10,000 per month and reimbursement of normal business expenses that it incurs on behalf of the Company and certain expenses of individual consultants that IIBI assigns to carry out the duties and responsibilities of IIBI. Thereafter the annual compensation shall increase at a rate of 20% per year. In addition to monthly compensation, IIBI or Mr. Mitchell may be entitled to receive an annual bonus as determined by the Company's Board of Directors payable in common stock or cash. Mr. Mitchell was granted 2,000,000 shares of common stock representing 1,000,000 common shares for each year of IIBI's engagement. As an addendum to this agreement, IIBI was directed on the Company's behalf to execute the following:
Purchase 8,237,616 shares of stock from two of the Company's former directors for $250,000; issue 6,000,000 shares of stock to Stockbroker Relations, Inc. per an investor relations contract; and issue IIBI 1,000,000 shares of restricted common stock. On February 28, 2001 the board of Directors issued 600,000 restricted shares under Regulation D to IIBI in satisfaction of an outstanding debt of $120,000. This service agreement was terminated by mutual agreement on June 30, 2001.

The Company entered into an agreement on September 11, 2000 with International Investment Banking, Inc. ("IIBI") whereby IIBI provides the company with a credit line financing on a demand basis with interest accruing at prime rate plus 4%. The total of loan advances, services invoices outstanding and interest has been assigned to designees of IIBI. This demand loan has a balance including interest of $485,811 at December 31, 2001 and $298,654 at December 31, 2000 respectively.

The Company made an investment in Ultimate Franchise Systems, Inc. (USFI) on August 1, 2000 in an exchange of 1,000,000 shares of the Company's stock valued at $400,000 for 1,000,000 shares of common stock in USFI and other con-sideration, valued at $400,000. Further to the agreement the Company will develop a home delivery web site and on-line ordering system for a fee of $75.00 per unit per month in approximately 300 restaurants, plus a royalty of 5% of on-line gross sales.

On February 22, 2001 the Company issued 75,000 shares of common stock to Jeffrey Harvey, a director and officer, for legal services valued at $15,000, and 75,000 shares of common stock to Carl Dilley, for management services valued at
$28,500.   The  issuances  were  registered  on  Form  S-8.

On June 12, 2001 the Company issued 85,714 shares of common stock to Jeffrey Harvey, a director and officer, for legal services valued at $36,857, and 162,857 shares of common stock to Carl Dilley, for management services valued at $70,029, and 115, 000 shares of common stock to Brian Lebrecht, the attorney for the corporation, for legal services valued at $49,450. The issuances were registered on Form S-8.

On August 13, 2001 the Company issued 166,667 shares of common stock to Jeffrey Harvey, a director and officer, for legal services valued at $26,667, and 279,167 shares of common stock to Carl Dilley, for management services valued at $70,029, and 250,000 shares of common stock to Brian Lebrecht, the attorney for the corporation, for legal services valued at $40,000. The issuances were registered on Form S-8.

On November 16, 2001 the Company issued 300,000 shares of common stock to Donald A. Mitchell, a director and officer, for management services valued at$3,000.

The Company assumed a promissory note payable to Valcom Ltd, a West Vancouver, British Columbia Company, dated March 15, 1997 in the amount of $6,450 with no interest stated. This note was assumed by the Company from the merger as described in footnote 5. The Company has also entered into an agreement for design and integration work with Valcom Ltd, an entity controlled by a shareholder of the Company, Paul R. MacPherson, who was also a director of the Company at the time the agreement was entered into. The Company continues an ongoing relationship with Valcom Ltd. in that the Company uses Valcom Ltd. as its resource for research and development of its computer hardware and software product development along with the company Riotech LLC.

On September 30, 2000 the Board of Directors extended and modified the terms of the employment agreement with Carl Dilley president and CEO, a director and officer as follows.

Term. The term of the Employment Agreement shall be extended for an additional two year period, such that the Employment Agreement shall now expire at the end of the day on May 30, 2004.

Compensation and Benefits. Effective as of the date hereof, in addition to any compensation due Employee under the Employment Agreement or otherwise and except as otherwise provided herein, Employee shall be entitled to the following compensation and benefits:

Employee's salary shall increase by 15% over the prior year's salary, effective April 1, 2002 and each April 1 thereafter.

Company shall provide to Employee, without cost, or reimburse Employee 100% of the cost, of health insurance, effective April 1, 2002.

Employee shall be entitled to an annual bonus to be determined by the Board of Directors, which bonus may be paid either in cash or common stock registered on Form S-8.

The amount of Employee's vacation shall increase by one (1) week for each year of completed service, effective April 1, 2002 and each April 1 thereafter, up to a maximum of six (6) weeks of paid vacation.

Employee shall be entitled to participate in any bonus, profit sharing or 401(K) program sponsored by Company and in any other benefit or perquisite that Company may offer to its employees.

The Company shall issue to
Employee warrants to purchase a number of shares of its common stock having an aggregate market value based on the bid price at the time of exercise of $128,700.00 to supplement the depreciation of the stock compensation previously paid to Employee (as provided by the Employment Agreement) and as additional compensation in order to cover the tax liabilities generated by the payment in stock rather than cash required by Company. The warrants shall have a two year term and be exercisable upon written notice to Company setting forth an exercise effective date, at a price that is 50% of the average closing bid price for the five trading days immediately preceding the exercise effective date (the fifth day in the average calculation being one day prior to the exercise date).

The Company shall issue to Employee 90,000 shares of its common stock as additional compensation in order to account for the dilution of Employee's original stock position (as contemplated by the Employment Agreement). The foregoing shares of stock shall be immediately, or shall have been prior to delivery, registered with the Securities and Exchange Commission on Form S-8 or otherwise, so that such shares shall be immediately free trading and able to be sold on the open market upon receipt.

Share Adjustment in the Event of Devaluation. To the extent not otherwise addressed in the Employment Agreement, in the event the aggregate market value of any shares issued pursuant to the Employment Agreement, as amended, declines after issuance, then Company shall from time-to-time as reasonably appropriate (but in no event less frequently than is necessary to provide periodic payments equal to the salary and other sums then due) issue to Employee additional shares of its common stock, registered or to be registered on Form S-8 as provided above, to compensate Employee for any lost value.

8.     Convertible  Debenture  Bonds:

Refer to Footnote 7 with regard to bonds issued to related parties. These convertible debentures mature July 1, 2002 are convertible anytime at the holders option on the basis of 1 common share for each $.50 of debenture par value converted. The debentures accrue interest at the rate of 10% per annum. On August 1, 2001 $140,000 principal of convertible debentures was converted to 280,000 common shares of E-Rex, Inc. At December 31, 2001 there was a total of $100,000 principal convertible debentures and accrued interest of $26,008 outstanding.

9.     Stockholders'  Equity:

Refer  to  Footnote  7  with  regard  to  equity  changes  with related parties.

On November 20, 2000, the board of directors declared 1,096,670 restricted common shares to be issued, a value of $449,537, for the purpose of settling with shareholders that had asserted that the Company had originally issued the shareholders stock that was stated to be free trading shares. The shares were issued under a Regulation D section 144 filing. In addition to the shares issued were 3,290,000 options to purchase shares of the Company's common stock at an exercise price of $1.00 that expire on November 21, 2002. The Company's management disagreed with the assertion, but decided to settle with the relevant shareholders through the issuance of additional shares and options as noted above. As noted in Footnote 6, Crusader Capital Group, Inc., accepted as settlement the 166,667 shares, which have been issued and accounted for.

Stock options have been granted by the Company to directors and officers with an expiration date of November 21, 2002. The stock options were issued November 21, 2000 with 325,000 options excercisable at $.40 per share and 325,000 options excercisable at $.75 per share.

Stock options have been granted by the Company to directors and officers with an expiration date of August 7, 2003. The stock options were issued August 7, 2001 with 300,000 options excercisable at $.15 per share and 300,000 options excercisable at $.40 per share.

Stock options have been granted by the Company to Ultimate Franchise Systems Inc., to purchase 3,000,000 shares of E-Rex common stock at an exercise price equal to the average of the closing ask price plus $.01, as quoted on the NASD over-the counter bulletin.

700,000 options were issued to Corporate Service Providers Inc. for the purpose of providing investment banking services to the company. Terms as per corporate resolution dated 8/1/00 as follows:

     Exercisable  at  $1.00  during  the  1st  12  months  from  date  of issue.
     Exercisable  at  $1.50  during  the  2nd  12  months  from  date  of issue.

Options are callable with a 21 day notification by the company if the stock trades for 20 consecutive business days at a 50% premium to the exercise price.

500,000 options were issued to Crusader Capital Group as an inducement to settle the suit detailed in Footnote 6. The options are exercisable at $1.00 during the 24 months from date of issue.

E-Rex has also offered $1,000,000 in units of the company's securities pursuant to its Memorandum of terms dated June 21, 2000. The units consist of either a Series A 10% Convertible Debenture or a Series B 10% Convertible Debenture together with 50,000 attached warrants to purchase common stock at an exercise price of $1.00 per share and a two year expiration. The Company has issued $240,000 of these bonds, $200,000 of which were in exchange for assets purchased in the Webulate LLC transaction. The transaction is not a public offering as defined in section 4(2) of the Securities Act of 1933, and accordingly, the units will not be registered under the Act or laws of any state but are being offered pursuant to exemptions from registration.

On February 28, 2001 the board of Directors issued 600,000 restricted shares under Regulation D to IIBI in satisfaction of debt valued at $120,000.

Per a one year investor relations contract dated March 23, 2000, 6,000,000 shares of stock were issued to Stockbroker Relations, Inc. At December 31, 2000 an unexpensed balance of $1,258,045 in prepaid stock compensation for services was carried in the equity of the company. This amount was expensed during the first quarter of 2001 and subsequently removed from the stockholders equity of the company.

On April 2, 2001 the board of Directors issued 346,153 restricted shares to Action Stocks, Inc and James Williams under Regulation D in exchange for investor relations services valued at $58,846. Under terms of the 12 month agreement Action Stocks, Inc. will provide services to the company including website marketing, email services, direct client promotion, investor relations, affiliate promotions, research reports, and promotional spots on radio shows.

On May 1st, 2001 the board of Directors issued 1,100,000 restricted shares to Big Apple Consulting U.S.A., Inc. under Regulation D in exchange for investor relations services valued at $209,000. The agreement requires a further 100,000 restricted shares to be issued on the first of every month for the next 5 months of the agreement. Under terms of the 6 month agreement Big Apple Consulting
U.S.A., Inc. will provide stock broker relations services to the company including, direct broker promotion, investor relations including conference calls, and investor lead management. In addition to the compensation provided for the agreement, throughout the term of this Agreement, Big Apple shall be eligible to receive a bonus in the form of callable warrants based on its performance in the 90 day period beginning on the Effective Date and in each 90 day period thereafter (each, a "Bonus Period"). Big Apple's eligibility to
                                     ------------
receive warrants, if any, shall be based on the Average Closing Share Bid Price (the "ACSBP") for the twenty-one (21) trading days ending on the last day of
       -----
each Bonus Period. The number of warrants, if any, to be issued to Promoter for a Bonus Period shall be determined as follows:

If the ACSBP equals or exceeds:     Promoter shall receive:      Exercisable at:
------------------------------      ----------------------       --------------

     $0.25  per  share                    175,000              $0.17  per  share
     $0.40  per  share                    100,000              $0.25  per  share
     $0.50  per  share                    100,000              $0.40  per  share

On May 25th the board of Directors issued 195,000 restricted shares to Big Apple Consulting U.S.A., Inc. under Regulation D in exchange for marketing services valued at $39,000. Under terms of the 6 month agreement Big Apple Consulting U.S.A., Inc. will provide marketing services to the company in order to introduce the Dragonfly product into the Northern European Market. The services rendered will include a market study and analysis, introduction to major wireless and other telecom entities that may have an interest in purchasing, distributing manufacturing the Dragonfly. The agreement calls for the payment of pre-approved expenses and a 5% commission on sales effected by the consultant. This agreement was terminated on August 23, 2001.

On June 1st, 2001 the board of Directors issued 100,000 restricted shares to Big Apple Consulting U.S.A., Inc. under Regulation D in exchange for investor relations services valued at $20,000 as part of the services agreement executed May 1, 2001.

On July 30th, 2001 the board of Directors issued 200,000 restricted shares to Big Apple Consulting U.S.A., Inc. under Regulation D in exchange for investor relations services valued at $38,000 as part of the services agreement executed May 1, 2001.

On August 7th, 2001 the board of Directors issued 40,000 restricted shares under Regulation S in exchange for advisory board member services valued at $66,343.

On August 14th, 2001 the board of Directors issued 280,000 free trading shares in conversion of the principle amount of $140,000 in convertible debentures.

On August 23, 2001 E-Rex, Inc. terminated the services and marketing agreements with Big Apple Consulting U.S.A., Inc. for breach of contract.

On September 9th, 2001 the board of Directors issued 928,572 restricted shares to Mr. Terry Shores for $65,000 in cash.

On September 28th, 2001 the board of Directors issued 200,000 free trading shares under Regulation S in exchange for marketing and stock exchange listing services valued at $16,000. On October 28th, 2001 the board of Directors issued 400,000 free trading shares and warrants exercisable into $150,000 of Free trading shares under Regulation S in exchange for consulting services as follows.

Duties of Consultant, The Consultant will provide such services and advice to the Company so as to advise the Company in business development, mergers and acquisitions, business strategy and corporate image. Without limiting the generality of the foregoing, Consultant will also assist the Company in developing, studying and evaluating acquisition proposals, prepare reports and studies thereon when advisable, and assist in matters of executive compensation and discussions pertaining thereof. Nothing contained herein constitutes a commitment on the part of the Consultant to find an acquisition target for the Company or, if such target is found, that any transaction will be completed. This Agreement is not a contract for listing services, and nothing in this Agreement will require the Consultant to negotiate on behalf of the Company with corporations that are involved with listings or making a market in corporate securities in the OTC markets. Consultant would undertake such services under the direction of Carl Dilley, Company President and CEO. Duties Expressly Excluded. This Agreement expressly excludes the Consultant from providing public relation services to the Company inclusive of but not limited to (i) direct or indirect promotion of the Company's securities; (ii) assistance in making of a market in the Company's securities. The Consultant shall not have the power of authority to bind the Company to any transaction without the Company's prior written consent.

The Company shall compensate the Consultant with free trading shares of the Company's Common Stock, and warrants for shares of Company's Common Stock. The Company shall issue the Consultant 400,000 free trading shares of the Company's Common Stock upon execution of this agreement. In addition, the Company will issue warrants to purchase $150,000 in freely trading shares of the Company's Common Stock according to the schedule below.

The warrants will expire 90 days from the date of issue according to the schedule below, and Consultant may exercise any available warrants in any increments of 100,000 or more at any time prior to expiration according to the schedule below. The aforementioned warrants shall be executable at a "Market" price determined by taking the average closing price per share for ten days
previous  to  execution  of  the  warrants  and  multiplying  by  65%.   The
aforementioned warrants shall be considered earned upon execution of the agreement. The Company shall immediately file an S-8 registration including these shares. The Company agrees to file additional S-8 registrations if necessary to fulfill the terms of the contract.

Schedule  For  Compensation

       Date          Description                         Amount/Number
1.     Execution     Issue  Shares                          400,000
2.     Execution     Warrants  at  65%  of  Market          $30,000
3.     11/01/01      Warrants  at  65%  of  Market          $40,000
4.     12/01/01      Warrants  at  65%  of  Market          $40,000
5.     1/01/02       Warrants  at  65%  of  Market          $40,000

During the year ended December 31, 2001 the board of Directors issued 131,935 free trading shares under Regulation S in exchange for professional services valued at $24,637.

During the year ended December 31, 2001 the board of Directors issued 8,196,745 free trading shares to Mark Wilson, Jonathan Knigin, Sepher Niakan, Andy Sikorski, Paul Storti, Anne Balduzzi, Steve Marinkovitch, Jonathan Keane, and Mitch Ackles under Regulation S in exchange for consulting services valued at $258,852.

During the year ended December 31, 2001 the board of Directors issued 127,373 free trading shares under Regulation S in exchange for Software Research and development valued at $31,124.

During the year ended December 31, 2001 the board of Directors issued 3,665,925 free trading shares under Regulation S in exchange for legal services valued at $213,984.

During the year ended December 31, 2001 the Company issued 1,441,191 free trading shares under Regulation S to Donald A. Mitchell and Carl E. Dilley, directors and officers, for management services valued at$146,933.

During the year ended December 31, 2001 the board of Directors issued 13,162,333 free trading shares under Regulation S pursuant to the exercise of warrants for cash of $71,100.

10.    Other  Agreements

On March 1, 2001 the Company entered into an engagement agreement with Riotech, LLC to provide internet website development, on-line marketing services, e-commerce services and back office systems services to third-party clients of the Company. Under the terms of this 24-month agreement, Riotech, LLC will be compensated at the rate of 70% of the gross amount of any services provided to end customers of the Company. Riotech will manage and provide project managers and development staff on an exclusive basis for all projects undertaken during the term of the agreement, and will also supply 300 hours of work towards the development of the Company's proprietary websites and systems.

E-Rex has entered into an investment financing agreement with Swartz private equity LLC. As part of this agreement the company has issued 900,000 warrants to acquire the common stock of E-Rex at the exercisable for seven (7) years at a price of $.50 per share. The agreement also provides for the repricing of these warrants as per the following formula:

The Exercise Price per share ("Exercise Price") shall initially equal (the "Initial Exercise Price") the lowest Closing Price for the five (5) trading days immediately preceding September 22, 2000, which is $0.50. If the lowest Closing
                                                   -----
Price of the Company's Common Stock for the five (5) trading days immediately preceding the date, if any, that Swartz Private Equity, LLC executes an Investment Agreement pursuant to the Letter of Agreement (the "Closing Market Price") is less than the Initial Exercise Price, the Exercise Price shall be reset to equal the Closing Market Price, or, if the Date of Exercise is more than six (6) months after the Date of Issuance, the Exercise Price shall be reset to equal the lesser of (i) the Exercise Price then in effect, or (ii) the "Lowest Reset Price," as that term is defined below. The Company shall calculate a "Reset Price" on each six-month anniversary date of the Date of Issuance which shall equal the lowest Closing Price of the Company's Common Stock for the five (5) trading days ending on such six-month anniversary date of the Date of Issuance. The "Lowest Reset Price" shall equal the lowest Reset Price determined on any six-month anniversary date of the Date of Issuance preceding the Date of Exercise, taking into account, as appropriate, any adjustments made pursuant to Section 5 hereof. Notwithstanding the above if all of the following are true on the date of an Exercise of this Warrant, then the Exercise Price with respect to that Exercise only shall be $.50 (subject to any adjustments required under Section 5 of this Warrant), notwithstanding any price resets that would otherwise apply pursuant to this Section 3: (A) the Company has not completed a reverse stock split anytime after the Date of Issuance through and including the date of such Exercise, (B) the lowest Closing Price of the Company's Common Stock for the five (5) trading days immediately preceding the date of such Exercise is $3.00 or greater.

For purposes hereof, the term "Closing Price" shall mean the closing price on the Nasdaq Small Cap Market, the National Market System ("NMS"), the New York Stock Exchange, or the O.T.C. Bulletin Board, or if no longer traded on the Nasdaq Small Cap Market, the National Market System ("NMS"), the New York Stock Exchange, or the O.T.C. Bulletin Board, the "Closing Price" shall equal the closing price on the principal national securities exchange or the over-the-counter system on which the Common Stock is so traded and, if not available, the mean of the high and low prices on the principal national securities exchange on which the Common Stock is so traded.

On June 15, 2001 the company entered into an agreement with Anne Balduzzi to develop a sales and marketing plan for the Dragonfly and strategy for introducing the Dragonfly into the marketplace. The study will include researching overall consumer sales and distribution markets (wholesale, retail, OEM and otherwise) for the Dragonfly, and preparing a report of its research results and a strategic plan for introducing and distributing the Dragonfly into and throughout appropriate markets and market segments. The agreement calls for the payment of pre-approved expenses.

On August 2, 2001 the company entered into an agreement with Steve Marinkovich to act as a Senior Technology and Network Systems Consultant for Erex and assist them with the following: Designing their network architecture for wireless data flow to and from mobile Dragonfly units to Erex hosted back-end or customer centric systems as required. Designing and recommending complete "end-to-end" solutions where Erex fully hosts the connectivity and back-end systems for Dragonfly connectivity and document transfer, hosts a wireless gateway to the Internet and a customer's back-end system or provides recommendation on software that allows customers to host in-house systems for data transfer. Recommend software required to create the "end-to-end" solutions for each of the transmission scenarios above. This will include mobile software, as well as any required backend, middleware, transaction, and portal server software. Recommend a Security Infrastructure for their network as well as security options for secure data transmission from the Dragonfly. Assist Erex in choosing the necessary hardware infrastructure components and suitable configurations. Assist Erex in providing technical explanations to its customers and investors regarding the potential uses of the Dragonfly and the Erex network as required.

11.    Concentrations  of  risk:

Other than capital financing, the Company relies principally on operating revenue from internet web hosting, design, and consulting services. Development of computer hardware and software products continues, but is not funded by the Company's current operations.

12.    Investments:

The Company holds two investments in marketable Securities. The first investment was in Ultimate Franchise Systems, Inc. in an exchange of 1,000,000 shares of the Company's stock valued at $400,000. The second investment was a purchase of software, equipment and 100,000 shares of DiveDepot.com, Inc. stock from Webulate LLC. The transaction was completed with cash of $40,000 and convertible notes payable valued at $200,000. The President of the Company, Mr. Dilley, and the director Mr. Mitchell, are also on the Board of Directors of DiveDepot.Com, Inc.

The company has written down the value of the investment in Ultimate Franchise Systems, Inc. to $12,500 reflecting the closing market price of the stock at as of December 31, 2001.

DiveDepot.Com, Inc has restated it's earnings for this period reflecting a substantial write off of it's investment in internet related projects resulting in negative shareholders equity as of Sept 30, 2000. DiveDepot.com, Inc is not publicly traded and therefore the company has written down the value of the investment in DiveDepot.Com, Inc. to $100 reflecting the fair value of the stock as of Sept 30, 2000.

The write-downs in investments in DiveDepot.Com, Inc and Ultimate Franchise Systems, Inc. resulted in a decline in the book value of investment assets of $49,999 for the period ending Dec 31, 2001.

13.    Required  Cash  Flow  Disclosure:

The Company had interest expense of $314 and no income taxes paid for the year ended December 31, 2001.

For the year ended December 31, 2001, the Company entered into agreements for non-cash exchanges of stock for services totaling $1,104,108.

For the year ended December 31, 2001, the Company entered into agreements for non-cash exchanges of free trading shares of stock for software research and development valued at $34,124.

For the year ended December 31, 2001, the Company converted $140,000 principle of convertible debentures to 280,000 free trading common shares of E-Rex, Inc.

For the year ended December 31, 2001, the Company entered into agreements for non-cash exchanges of stock for accounts payable satisfaction totaling $120,000.

For the year ended December 31, 2001, the Company issued stock for cash totaling $136,100.

For the year ended December 31, 2001, the Company had a balance outstanding for accrued stock compensation of $22,500.

14.    Summarized  Quarterly Data  (Unaudited)

Following is a summary of the quarterly results of operations for the years ended December 31, 2001 and 2000:






                                       March                June              September           December
   2001                                 31                   30                  30                  31                Total
                                  -------------        -------------        ------------        ------------        ------------
Net revenue                       $       7,966        $      29,072        $     31,975        $     18,172        $     87,185
Loss from Operations                 (1,723,389)            (400,344)           (938,729)           (411,090)         (3,473,552)
Net income (loss)                    (1,738,409)            (416,216)           (953,860)           (427,346)         (3,535,831)
Basic earnings (loss)
  per share                               (0.07)               (0.02)              (0.03)              (0.01)              (0.12)
Diluted earnings (loss)
  per share                               (0.07)               (0.02)              (0.03)              (0.01)              (0.12)
Weighted average shares
  Outstanding                        24,122,005           26,425,681          29,098,552          39,082,212          29,649,570


   2000

Net revenue                                   -                    -        $      7,524        $     28,452        $     35,976
Loss from Operations                   (175,084)          (2,023,162)         (2,501,898)         (3,776,291)         (8,476,435)
Net income (loss)                      (175,084)          (2,023,162)         (2,501,898)         (3,792,709)         (8,492,853)
Basic earnings (loss)
  per share                               (0.01)               (0.11)              (0.13)              (0.16)              (0.45)
Diluted earnings (loss)
  per share                               (0.01)               (0.11)              (0.13)              (0.16)              (0.45)
Weighted average shares
  Outstanding                        13,276,859           17,973,048          18,607,310          23,025,226          18,841,966


15.    Recent  Accounting  Pronouncements

In  July  2001,  the  Financial  Accounting  Standards  Board  (FASB)  issued
Statement No. 141, "Business Combinations". Statement 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Statement 141 also specifies criteria that intangible assets acquired in a purchase method business combination must meet to be recognized and reported apart from goodwill, noting that any purchase price allocable to an assembled workforce may not be accounted for separately. Based upon our initial assessment, we do not expect the adoption of this statement to have a significant impact on our financial condition or results of operations.

In June 2001, the FASB approved SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 requires companies to cease amortizing goodwill and other intangible assets with indefinite lives after December 31, 2001. SFAS No. 142 also establishes a new method of testing goodwill for impairment on an annual basis or on an interim basis if an event occurs or circumstances change that would reduce the fair value of a reporting unit below its carrying value. We expect that the impact to 2002 net income associated with the discontinuation of the amortization of goodwill to be a pre-tax increase of approximately $174,000. We have not completed our initial assessment of goodwill impairment. Upon adoption of this standard, any resulting impairment charges recorded may have a material impact on our results of operations.

In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." The statement provides accounting and reporting standards for recognizing the cost associated with obligations related to the retirement of tangible long-lived assets. Under this statement, legal obligations associated with the retirement of long-lived assets are to be recognized at their fair value in the period in which they are incurred if a reasonable estimate of fair value can be made. The fair value of the asset retirement costs is capitalized as part of the carrying amount of the long-lived asset and expensed using a systematic and rational method over the asset's useful life. Any subsequent changes to the fair value of the liability will be expensed. We will be required to adopt this statement no later than January 1, 2003. Based on our initial assessment, we do not expect the adoption of this statement to have a significant impact on our financial condition or results of operations.

In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which is effective for fiscal years beginning after December 15, 2001. This statement supersedes FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and replaces the provisions of APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of Segments of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of segments of a business. SFAS No. 144 retains the fundamental provisions of SFAS No. 121 for the recognition and measurement of the impairment of long-lived assets to be held and used and the measurement of long-lived assets to be disposed of by sale. Impairment of goodwill is not included in the scope of SFAS No. 144 and will be treated in accordance with SFAS No. 142. Under SFAS No. 144, long-lived assets are measured at the lower of carrying amount or fair value less cost to sell. We are required to adopt this statement no later than January 1, 2002. Based on our current assessment, we do not expect the adoption of this statement to have a significant impact on our financial condition or results of operations.

16.   Correction  of  Error

E-Rex, Inc. has restated its Annual Report on Form 10-KSB. This Annual Report is for the year ended December 31, 2001, and was originally filed with the Commission on April 12, 2002. References throughout this Annual Report are accurate as of the date originally filed. The Company has not undertaken to update all of the information in this Annual Report, but instead has updated only those areas where changes were deemed necessary. Please read all of the Company's filings with the Commission in conjunction with this Annual Report.

The financial statements have been revised to provide more detailed information regarding the Swartz funding agreement and the inclusion of related charges, policies regarding revenue recognition, and the policies, treatment, and charges related to investments the Company holds to better comply with U.S. GAAP standards.


 Effect of Correction On Earnings, Net Income and Loss Per Share

                       E-REX, INC.
                STATEMENT OF OPERATIONS
          FOR THE PERIOD ENDED DECEMBER 31, 2000
               (A DEVELOPMENT STAGE COMPANY)

                                              (RESTATED)
                                                 2000          2000
                                             ------------  ------------

REVENUE                                       $    35,976   $    35,976
-------                                      ------------  ------------

COST OF SALES                                      10,607        10,607
-------------                                ------------  ------------

GROSS PROFIT                                       25,369        25,369
------------                                 ------------  ------------

EXPENSES
--------------

   General and administrative                   8,350,075     7,900,075
   Research and development                       151,729       151,729
                                             ------------  ------------

   Total expenses                               8,501,804     8,051,804

LOSS FROM OPERATIONS                           (8,476,435)   (8,026,435)
---------------------

OTHER INCOME
------------

   Interest income                                      -             -
   Interest Expense                               (16,418)      (16,418)
   Recovery from lawsuit

INCOME (LOSS) BEFORE INCOME TAXES              (8,492,853)   (8,042,853)
----------------------------------

   Income Taxes                                         -             -
                                             ------------  ------------

NET INCOME (LOSS)                             $(8,492,853)  $(8,042,853)
------------------                           ============  ============


   Weighted average
   Number of shares                            18,841,966    18,841,966

   Basic EPS                                  $     (0.45)  $     (0.43)




E-REX, INC.
BALANCE SHEET
AS OF SEPTEMBER 30, 2002 AND DECEMBER 31, 2001
(A DEVELOPMENT STAGE COMPANY)

                                      ASSETS
                                      ------
                                                                 (UnAudited)
                                                                 SEPT 30        DEC 31
                                                                 2002           2001
                                                                 -------------  -------------
CURRENT ASSETS
--------------
  Cash. . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4,704          7,454
  Prepaid Expense . . . . . . . . . . . . . . . . . . . . . . .         8,832         20,938
  Accounts receivable from related parties. . . . . . . . . . .           339            135
  Accounts receivable . . . . . . . . . . . . . . . . . . . . .         5,198          6,969
                                                                 -------------  -------------

    Total Current Assets. . . . . . . . . . . . . . . . . . . .  $     19,073   $     35,496
                                                                 -------------  -------------


PROPERTY AND EQUIPMENT
----------------------
  Furniture, equipment and software . . . . . . . . . . . . . .       156,712        126,212
  Less: accumulated depreciation. . . . . . . . . . . . . . . .       (77,571)       (41,651)
                                                                 -------------  -------------

    Total Other Assets. . . . . . . . . . . . . . . . . . . . .  $     79,141   $     84,561
                                                                 -------------  -------------

OTHER ASSETS
------------
  Investments . . . . . . . . . . . . . . . . . . . . . . . . .  $        101   $     12,601
                                                                 -------------  -------------

      TOTAL ASSETS. . . . . . . . . . . . . . . . . . . . . . .  $     98,315   $    132,658
                                                                 =============  =============

          LIABILITIES AND STOCKHOLDERS' DEFICIT
          -------------------------------------

CURRENT LIABILITIES
-------------------
  Accounts payable. . . . . . . . . . . . . . . . . . . . . . .       332,054        181,734
  Accrued liabilities . . . . . . . . . . . . . . . . . . . . .        56,036         37,813
  Accrued interest on bonds . . . . . . . . . . . . . . . . . .        33,350         26,008
  Demand Note Payable . . . . . . . . . . . . . . . . . . . . .       266,018              -
  Payable - related party . . . . . . . . . . . . . . . . . . .        80,154          2,837
  Demand Note Payable -related party. . . . . . . . . . . . . .       328,225        485,811
  Convertible debenture bonds . . . . . . . . . . . . . . . . .       100,000        100,000
                                                                 -------------  -------------

    Total current liabilities . . . . . . . . . . . . . . . . .  $  1,195,837   $    834,203
                                                                 -------------  -------------


          STOCKHOLDERS' DEFICIT
          ---------------------

STOCKHOLDERS' EQUITY (DEFICIT)
------------------------------
  Common stock, $.0001 par value, 100,000,000 authorized
  54,524,223 shares issued and outstanding as of Dec 31-2001. .        54,524
  114,294,090 shares issued and outstanding as of Sept 30-2002.       114,294
  Additional paid in capital. . . . . . . . . . . . . . . . . .    13,253,697     12,621,494
  Accrued Stock Compensation. . . . . . . . . . . . . . . . . .             -        (22,500)
  Deficit accumulated during the development stage. . . . . . .   (14,315,613)   (12,817,663)
  Accumulated Other Comprehensive Income, net of tax
  Net unrealized gains (losses) on marketable securities. . . .      (149,900)      (537,400)
                                                                 -------------  -------------

    Total Stockholders' Deficit . . . . . . . . . . . . . . . .  $ (1,097,522)  $   (701,545)
                                                                 -------------  -------------

      TOTAL LIABILITIES AND EQUITY (DEFICIT). . . . . . . . . .  $     98,315   $    132,658
                                                                 =============  =============

          See  accompanying  notes  to  the  financial  statements


E-REX, INC.
STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDING SEPTEMBER 30, 2002 AND 2001,
THE THREE MONTHS ENDING SEPTEMBER 30, 2002 AND 2001 AND FROM INCEPTION
(A DEVELOPMENT STAGE COMPANY)
UnAudited

                                               NINE MONTHS    NINE MONTHS    THREE MONTHS    THREE MONTHS
                                               ENDED          ENDED          ENDED           ENDED
                                               SEPT 30        SEPT 30        SEPT 30         SEPT 30        FROM
                                               2002           2001           2002            2001           INCEPTION
                                               -------------  -------------  --------------  ------------   -------------

REVENUE . . . . . . . . . . . . . . . . . . . .$     26,473   $     69,489   $      15,543   $    31,975    $    149,633
-------

COST OF SALES . . . . . . . . . . . . . . . . .     (17,787)       (66,321)         (9,736)      (28,571)       (108,231)
-------------

GROSS PROFIT. . . . . . . . . . . . . . . . . .       8,686          3,168           5,807         3,404          41,402
------------

EXPENSES
--------
  General and administrative. . . . . . . . . .    (787,900)    (2,931,147)       (294,540)     (878,838)    (13,383,758)
  Research and development. . . . . . . . . . .    (294,038)      (134,484)        (47,638)      (63,295)       (592,028)
                                               -------------  -------------  --------------  ------------   -------------


  Total expenses. . . . . . . . . . . . . . . . .(1,081,938)    (3,065,631)       (342,178)     (942,133)    (13,975,786)
                                               -------------  -------------  --------------  ------------   -------------

LOSS FROM OPERATIONS. . . . . . . . . . . . . .  (1,073,252)    (3,062,463)       (336,371)     (938,729)    (13,934,384)
                                               -------------  -------------  --------------  ------------   -------------

OTHER INCOME
------------
  Interest income . . . . . . . . . . . . . . .           -              -               -             -           1,439
  Interest Expense. . . . . . . . . . . . . . .     (43,612)       (46,023)        (14,779)      (15,131)       (122,309)
  Recovery From Lawsuit . . . . . . . . . . . .           -              -               -             -         120,726
  Loss on the sale of investments . . . . . . .    (381,085)             -               -             -        (381,085)
                                               -------------  -------------  --------------  ------------   -------------

INCOME (LOSS) BEFORE INCOME TAXES . . . . . . .$ (1,497,950)  $ (3,108,486)  $    (351,150)  $  (953,860)   $(14,315,613)
---------------------------------

  Income Taxes. . . . . . . . . . . . . . . . .           -              -               -             -               -
                                               -------------  -------------  --------------  ------------   -------------

NET INCOME (LOSS) . . . . . . . . . . . . . . .$ (1,497,950)  $ (3,108,486)  $    (351,150)  $  (953,860)   $(14,315,613)
----------------                               =============  =============  ==============  ============   =============

EARNINGS PER SHARE
  Weighted average
  Number of shares Outstanding. . . . . . . . .  79,554,426     26,576,013      93,750,395    29,098,552

  Basic EPS . . . . . . . . . . . . . . . . . .$      (0.02)  $      (0.12)  $       (0.00)  $     (0.03)
                                               =============  =============  ==============  ============

  Weighted average
  Number of shares on a Fully Diluted Basis . .  79,554,426     26,576,013      93,750,395    29,098,552

  Fully Diluted EPS . . . . . . . . . . . . . .$      (0.02)  $      (0.12)  $       (0.00)  $     (0.03)
                                               =============  =============  ==============  ============

                            See accompanying notes to the financial statements




E-REX, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM INCEPTION (AUGUST 26, 1986) TO SEPTEMBER 30, 2002
(A DEVELOPMENT STAGE COMPANY)

                                                                                           DEFICIT
                                                              ACCRUED         ADDITIONAL   ACCUMULATED
                                          COMMON     STOCK    STOCK           PAID-IN      DURING
                                          SHARES     AMOUNT   COMPENSATION    CAPITAL      DEV. STAGE    TOTAL
                                          ---------  -------  --------------  ----------   -----------   ---------

Issuance of shares of common
stock on Aug. 26, 1986, for
..044 per share. . . . . . . . . . . . . .  250,000   $   250                   $ 10,750             -      11,000

Net (loss) from inception on
Aug. 26, 1986, through Dec.
31, 1986                                                                                      (15,354)    (15,354)
                                          ---------  -------  --------------  ----------   -----------   ---------

Balance, December 31, 1986. . . . . . .    250,000       250               -     10,750       (15,354)     (4,354)

Issuance of shares of common
stock to the public for
1.00 per share. . . . . . . . . . . . .     93,215        93                     93,122                    93,215

Deferred offering cost offset
against additional paid-in capital. . .                                          (7,663)                   (7,663)

Net (loss) for the year ended
Dec. 31, 1987 . . . . . . . . . . . . .                                                      (80,103)     (80,103)
                                          ---------  -------  --------------  ----------   -----------   ---------

Balance, December 31, 1987. . . . . . .    343,215       343               -     96,209      (95,457)       1,095

Net (loss) for the four year period
ended Dec. 31, 1991 . . . . . . . . . .                                                       (4,072)      (4,072)
                                          ---------  -------  --------------  ----------   -----------   ---------

Balance, December 31, 1991. . . . . . .    343,215       343               -     96,209      (99,529)      (2,977)

Issuance of shares of stock on
Feb. 4, 1992 for $1.00 per share. . . .    166,716       167                    166,549                   166,716

Deferred offering cost offset
against additional paid-in capital. . .                                         (26,125)                  (26,125)

Common stock issued on
Feb. 4, 1992 for services . . . . . . .    136,785       137                     27,220                    27,357

Net (loss) for the year ended
Dec. 31, 1992 . . . . . . . . . . . . .                                                     (179,027)    (179,027)
                                          ---------  -------  --------------  ----------   -----------   ---------

Balance, December 31, 1992. . . . . . .    646,716       647               -    263,853     (278,556)     (14,056)

Issuance of shares of common
stock to the public on Feb. 3,
1993 for $4.00 per share. . . . . . . .     32,000        32                    127,968                   128,000

Deferred offering cost offset
against additional paid-in capital. . .                                         (74,239)                  (74,239)

Common stock issued for legal
services on April 29, 1993. . . . . . .    110,000       110                     21,890                    22,000

Net (loss) for the year ended
Dec. 31, 1993 . . . . . . . . . . . . .                                                      (39,703)     (39,703)
                                          ---------  -------  --------------  ----------   -----------   ---------

Balance, December 31, 1993. . . . . . .    788,716       789               -    339,472     (318,259)      22,002

Net (loss) for the year ended
Dec. 31, 1994 . . . . . . . . . . . . .                                                       (8,357)      (8,357)
                                          ---------  -------  --------------  ----------   -----------   ---------

Balance, December 31, 1994. . . . . . .    788,716       789               -    339,472     (326,616)      13,645

Net (loss) for the year ended
Dec. 31, 1995 . . . . . . . . . . . . .                                                      (19,185)     (19,185)
                                          ---------  -------  --------------  ----------   -----------   ---------

Balance, December 31, 1995. . . . . . .    788,716       789               -    339,472     (345,801)      (5,540)

                            See accompanying notes to the financial statements


E-REX, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
CONTINUED
FOR THE PERIOD FROM INCEPTION (AUGUST 26, 1986) TO SEPTEMBER 30, 2002
(A DEVELOPMENT STAGE COMPANY)


                                                                                                DEFICIT
                                                                  ACCRUED         ADDITIONAL    ACCUMULATED
                                          COMMON         STOCK    STOCK           PAID-IN       DURING
                                          SHARES         AMOUNT   COMPENSATION    CAPITAL       DEV. STAGE      TOTAL
                                          ------------  --------  --------------  -----------   -------------   ------------

Balance, December 31, 1995 . . . . . .        788,716        789               -      339,472       (345,801)        (5,540)

Net (loss) for the year ended
Dec. 31, 1996. . . . . . . . . . . . .                                                                (4,500)        (4,500)
                                          ------------  --------  --------------  -----------   -------------   ------------

Balance, December 31, 1996 . . . . . .        788,716        789               -      339,472       (350,301)       (10,040)

Common stock issued for
services Sep., 1997. . . . . . . . . .         30,000         30                                                         30

Net income for the year
ended Dec. 31, 1997. . . . . . . . . .                                                                52,251         52,251
                                          ------------  --------  --------------  -----------   -------------   ------------

Balance, December 31, 1997 . . . . . .        818,716        819               -      339,472       (298,050)        42,241

Common stock issued for
services Sep., 1998. . . . . . . . . .      1,682,000      1,682                        1,000                         2,682

Common shares issued
in Reg D-504 exempt offering
Nov. and Dec., 1998. . . . . . . . . . .    1,539,500      1,539                      152,410                       153,949

Common stock issued for
services Dec., 1998. . . . . . . . . . .      100,000        100                        9,900                        10,000

Net (loss) for the year
ended Dec. 31, 1998. . . . . . . . . . .                                                             (26,493)       (26,493)
                                          ------------  --------  --------------  -----------   -------------   ------------

Balance December 31, 1998. . . . . . . .    4,140,216      4,140               -      502,782       (324,543)       182,379

Common shares issued . . . . . . . . . .      424,000        424                      113,076                       113,500
for cash

Common shares issued
for acquisition. . . . . . . . . . . . .    8,137,616      8,138                                                      8,138

Common shares issued
for services . . . . . . . . . . . . . .    3,000,000      3,000                       92,941                        95,941

Net loss for the period. . . . . . . . .                                                            (464,436)      (464,436)
                                          ------------  --------  --------------  -----------   -------------   ------------

Balance, December 31, 1999 . . . . . . .   15,701,832     15,702               -      708,799       (788,979)       (64,478)

Common shares issued
for cash . . . . . . . . . . . . . . . .    3,290,000      3,290                      325,710                       329,000

Common shares issued for
services and compensation. . . . . . . .    9,386,667      9,387                    8,069,873                     8,079,260

Common shares issued
for consulting services. . . . . . . . .      311,263        311                      127,307                       127,618

Common shares issued
as Settlement Agreement. . . . . . . . .    1,096,670      1,097                      448,537                       449,634

Accrued
stock compensation . . . . . . . . . . .                             (1,258,045)                                 (1,258,045)

Common shares issued in
exchange of shares as
an investment. . . . . . . . . . . . . .    1,000,000      1,000                      399,000                       400,000

Common shares purchased
as treasury stock. . . . . . . . . . . .   (6,977,616)    (6,978)                    (143,022)                     (150,000)

Beneficial Conversion feature of Warrants                                             450,000                       450,000

Accumulated other Losses, net of tax
Net unrealized gains (losses) on marketable
equity securities. . . . . . . . . . . .                                                                           (487,400)

Net loss for the period. . . . . . . . .                                                          (8,492,853)    (8,492,853)
                                          ------------  --------  --------------  -----------   -------------   ------------

Balance, December 31, 2000 . . . . . . .   23,808,816     23,809     (1,258,045)   10,386,204     (9,281,832)      (617,264)

                            See accompanying notes to the financial statements


E-REX, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
CONTINUED
FOR THE PERIOD FROM INCEPTION (AUGUST 26, 1986) TO SEPTEMBER 30, 2002
(A DEVELOPMENT STAGE COMPANY)

                                                                                                DEFICIT
                                                                  ACCRUED         ADDITIONAL    ACCUMULATED
                                          COMMON        STOCK     STOCK           PAID-IN       DURING
                                          SHARES        AMOUNT    COMPENSATION    CAPITAL       DEV. STAGE      TOTAL
                                          ------------  --------  --------------  -----------   -------------   ------------


Balance, December 31, 2000 . . . . . . .   23,808,816     23,809     (1,258,045)   10,386,204     (9,281,832)      (617,264)

Common shares issued
for consulting services. . . . . . . . .   15,616,949     15,617                    1,088,491                     1,104,108

Common shares issued
for Software Development Investment. . .      127,373        127                       33,997                        34,124

Accrued Stock Compensation . . . . . . .                              1,235,545                                   1,235,545

Common Shares Issued
In Conversion of accounts payable. . . .      600,000        600                      119,400                       120,000

Common shares issued
in Conversion of Convertible Debentures.      280,000        280                      139,720                       140,000

Common shares issued
For Cash . . . . . . . . . . . . . . . .   14,091,085     14,091                      122,009                       136,100

Beneficial Conversion feature of Warrants                                             731,673                       731,673

Accumulated Other Comprehensive losses,
net of tax Net unrealized gains (losses)
on marketable equity securities. . . . .                                                                            (50,000)

Net loss for the period. . . . . . . . .                                                          (3,535,831)    (3,535,831)
                                          ------------  --------  --------------  -----------   -------------   ------------

Balance, December 31, 2001 . . . . . . .   54,524,223   $ 54,524        ($22,500) $12,621,494   $(12,817,663)     $(701,545)

UnAudited
Common shares issued
for consulting services. . . . . . . . .   29,250,000     29,250                      258,000                       287,250

Common shares issued
for software development . . . . . . . .    2,100,000      2,100                       16,800                        18,900

Accrued Stock Compensation . . . . . . .                                  22,500                                     22,500

Common Shares Issued
In Conversion of accounts payable. . . .    4,648,186      4,648                       90,176                        94,824

Common shares issued
For Cash . . . . . . . . . . . . . . . .   23,771,681     23,772                      143,728                       167,500

Accumulated Other Comprehensive losses,
net of tax Net unrealized gains (losses)
on marketable equity securities. . . . .                                                                            387,499

Beneficial Conversion feature of Warrants                                             123,499                       123,499

Net loss for the period. . . . . . . . .                                                           (1,497,950)   (1,497,950)
                                          ------------  --------  --------------  -----------   -------------   ------------

Balance, September 30, 2002. . . . . . .  114,294,090   $114,294  $            0  $13,253,697   $(14,315,613)   $(1,097,522)


                            See accompanying notes to the financial statements


E-REX, INC.
STATEMENT OF CASH FLOWS
FOR THE NINE MONTHS ENDING SEPTEMBER 30, 2002 AND  2001 AND FROM INCEPTION
(A DEVELOPMENT STAGE COMPANY)
                                                                                            UNAUDITED

                                                                             NINE MONTHS    NINE MONTHS
CASH FLOWS FROM (FOR)                                                        ENDED          ENDED          FROM
---------------------                                                        SEPT 30        SEPT 30        INCEPTION
OPERATING ACTIVITIES                                                         2002           2001           TO DATE
--------------------                                                         -------------  -------------  -------------

  Net Income. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $ (1,497,950)  $ (3,108,486)   (14,315,613)

  Adjustments to reconcile net income to
  to net cash provided by (used in )
  operating activities:

  Stock issued for Services . . . . . . . . . . . . . . . . . . . . . . . .       287,250        950,318      8,855,906
  Stock issued in conversion of Accts. Payable. . . . . . . . . . . . . . .        94,824        120,000        214,824
  Stock Issued for Research & Development . . . . . . . . . . . . . . . . .             -              -        124,595
  Stock Issued for Software Development . . . . . . . . . . . . . . . . . .        18,900              -         18,900
  Amortization of stock issued for services in prior period . . . . . . . .        22,500      1,239,692      1,258,045
  Loss on sale of investments . . . . . . . . . . . . . . . . . . . . . . .       381,085              -        381,085
  Warrants Issued for Services. . . . . . . . . . . . . . . . . . . . . . .       123,499        594,000      1,305,172
  Depreciation expense. . . . . . . . . . . . . . . . . . . . . . . . . . .        35,920         24,761         77,571
  (Increase) Decrease in
    Accounts receivable . . . . . . . . . . . . . . . . . . . . . . . . . .         1,771         13,439         (5,198)
    Accounts receivable from related parties. . . . . . . . . . . . . . . .          (204)        (4,960)          (339)
    Prepaid professional Fees and Expenses. . . . . . . . . . . . . . . . .        12,106        (29,164)        (8,832)
    Deposits & Retainers. . . . . . . . . . . . . . . . . . . . . . . . . .             -         (1,444)             -
  Increase (Decrease) in
    Accounts payable. . . . . . . . . . . . . . . . . . . . . . . . . . . .       150,320         72,518        332,054
    Accounts payable to related parties . . . . . . . . . . . . . . . . . .        53,199        (70,329)        56,036
    Accrued liabilities . . . . . . . . . . . . . . . . . . . . . . . . . .        (4,463)        34,639         33,350
    Accrued Bond & Note Interest. . . . . . . . . . . . . . . . . . . . . .       240,010         16,054        266,018
                                                                             -------------  -------------  -------------

  Total adjustments to net income . . . . . . . . . . . . . . . . . . . . .     1,416,717      2,959,524     12,909,187

  Net cash provided by (used in)
  operating activities. . . . . . . . . . . . . . . . . . . . . . . . . . .       (81,233)      (148,962)    (1,406,426)

CASH FLOWS FROM (FOR)
---------------------
INVESTING ACTIVITIES
--------------------

  Purchase of furniture, Equipment & Software . . . . . . . . . . . . . . .       (30,500)        (3,446)       (64,451)
  Proceeds from sale of Investments . . . . . . . . . . . . . . . . . . . .        18,915              -         18,915
                                                                             -------------  -------------  -------------

  Net cash flows provided by (used in)
  investing activities. . . . . . . . . . . . . . . . . . . . . . . . . . .       (11,585)        (3,446)       (45,536)


CASH FLOWS FROM (FOR)
---------------------
FINANCING ACTIVITIES
--------------------

  Proceeds from loan. . . . . . . . . . . . . . . . . . . . . . . . . . . .             -         81,785        810,811
  Proceeds from issuance of stock . . . . . . . . . . . . . . . . . . . . .       167,500         65,000      1,158,287
  Payment on loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       (77,432)             -       (402,432)
  Purchase of treasury stock. . . . . . . . . . . . . . . . . . . . . . . .             -              -       (150,000)
  Issuance of Conv. Debentures. . . . . . . . . . . . . . . . . . . . . . .             -              -         40,000
                                                                             -------------  -------------  -------------

  Net cash provided by (used in) financing. . . . . . . . . . . . . . . . .        90,068        146,785      1,456,666

CASH RECONCILIATION
-------------------

  Net increase (decrease) in cash . . . . . . . . . . . . . . . . . . . . .        (2,750)        (5,623)         4,704
  Cash at beginning of year . . . . . . . . . . . . . . . . . . . . . . . .         7,454         19,948              0
                                                                             -------------  -------------  -------------

CASH BALANCE AT END OF PERIOD . . . . . . . . . . . . . . . . . . . . . . .  $      4,704   $     14,325   $      4,704
-----------------------------                                                =============  =============  =============

                            See accompanying notes to the financial statements

                                   E-REX, INC.
                                   FORM 10-QSB

                              NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2002

1.     Summary  of  Significant  Accounting  Policies:

Nature of Operations E-Rex, Inc. (the "Company"), a Nevada corporation, was incorporated on August 26, 1986 as P.R. Stocks, Inc. On February 26, 1992, the Company changed its name to National Health & Safety Corporation. On November 12, 1992, the Company changed its name to Medgain International Corporation. On September 20, 1994 the Company changed its name to E-Rex, Inc. On February 20, 1999 the Company entered into a business combination (see Note 5). Until
September of the year 2000, the Company had no material revenues and is considered to be in the development stage. The Company now operates an Internet web hosting service. The Company continues its development of computer hardware and software products that it intends to sell.

Cash Equivalents - The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Earnings (Loss) Per Share Basic earnings per share ("EPS") is computed by dividing earnings available to common shareholders by the weighted-average number of common shares outstanding for the period as required by the Financial Accounting Standards Board (FASB) under Statement No. 128, "Earnings per Share". Diluted EPS reflects the potential dilution of securities that could share in the earnings. Basis of Accounting The Company's financial statements are prepared in accordance with generally accepted accounting principles.

Revenue Recognition - The Company performs all services or delivers all products prior to recognizing revenue. Monthly services are considered to be performed ratably over the term of the arrangement. Professional consulting services are considered to be performed when the services are complete. Fees for certain monthly services, including certain portions of networking, web hosting, and e-mail services, are variable based on an objectively determinable factor such as usage. Such factors are included in the written contract such that the customer's fee is determinable. The customer's fee is negotiated at the outset of the arrangement and is not subject to refund or subject to adjustment during the initial term of the arrangement.

The Company determines that collectibility is reasonably assured prior to recognizing revenue. Collectibility is assessed on a customer-by-customer basis based on criteria outlined by management. New customers are subject to a credit review process, which evaluates the customer's financial position and ultimately its ability to pay. The Company does not enter into arrangements unless collectibility is reasonably assured at the outset. Existing customers are subject to ongoing credit evaluations based on payment history and other factors. If it is determined during the arrangement that collectibility is not reasonably assured, revenue is recognized on a cash basis.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Income Taxes - The Company records its income tax provision in accordance with Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes."

Functional Currency - All amounts in the Company's financial statements and related footnotes are stated in U.S. dollars. The Company had no significant gain or losses from foreign currency conversions. The Company has closed its foreign bank accounts during the year 2000 and now operates using U.S. currency.

Property and Equipment - Depreciation and amortization is computed by the straight line method with the following recovery periods:

     Office  equipment  and  software          3-5  Years
     Furniture                                 5-7  Years

Maintenance and repairs are charged to expense as incurred; betterments and renewals are capitalized in plant and equipment accounts. Cost and accumulated depreciation applicable to items replaced or retired are eliminated from the related accounts; gain or loss on the disposition thereof is included as income. No depreciation is recorded on property and plant left idle.

The Company accounts for marketable securities in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." This statement requires securities which are available-for-sale to be carried at fair value, with changes in fair value recognized as a separate component of stockholders' equity.

Realized gains and losses are determined on the basis of specific identifi-cation. Declines in the fair value of individual available-for-sale securities below their cost that are other than temporary result in write-downs of the individual securities to their fair value. The related write-downs are included in earnings as realized losses.

Non-marketable securities - The Company accounts for investments for which the Company does not have the ability to exercise significant influence or for which there is not a readily determinable market value, under the cost method of accounting. Additionally, certain securities are restricted and are not transferable.

The Company periodically evaluates the carrying value of its investments accounted for under the cost method of accounting and as of September 30, 2002, such investments were recorded at the lower of cost or estimated net realizable value.

2.     Basis  of  Presentation  as  a  Going  Concern:

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred a net loss from inception (August 26, 1986) and is considered to be in its development stage). The Company continues to operate at a loss. This factor, among others, raises substantial doubt as to the Company's ability to continue as a going concern.

The Company's management intends to raise additional operating funds through equity and/or debt offerings and revenue from its new operation. However, there can be no assurance management will be successful in its endeavors.

E-Rex has entered into an investment agreement with Swartz Private Equity, LLC to raise up to $15 million through a series of sales of our common stock. The dollar amount of each sale is limited by our common stock's price, trading volume, and a minimum period of time that must elapse between each sale. At the current market price of our common stock, the amount of money we can raise through the Swartz agreement is very limited, and we cannot be sure how much money we can raise through the Swartz agreement in the future. Each sale will be to Swartz. In turn, Swartz will either hold our stock in its own portfolio, sell our stock in the open market, or place our stock through negotiated transactions with other investors. The investment agreement provides, in summary:

From time to time at our request, Swartz will purchase from us that number of shares of our common stock equal to 15% of the number of shares traded in the market in the 20 business days immediately before the date of the requested purchase, excluding certain block trades, or 15% of the number of shares traded in the 20 business days preceding the date of our advance notice of our put right, excluding certain block trades, whichever is less;

The purchase price per share is the lesser of 91% of the lowest closing bid price per share during the 20 business days after our request, or that closing bid price minus $0.075, but in no event will the purchase price be less than the minimum price we select in our sole discretion; Swartz will not be required to purchase at any one time shares having a value in excess of $2,000,000;

We may make additional requests at intervals of approximately 30 days; as a commitment fee, we granted to Swartz commitment warrants to purchase 2,700,000 shares of our common stock, which warrants can be exercised at $0.04 per share (subject to potential future adjustment) through September 22, 2007;

The commitment warrants exercise price is reset to the lowest closing price of our common stock during the 5 trading days ending on the six-month anniversary of the warrant issuance date, if the lowest price is lower than the then-current exercise price;

Swartz can only exercise its commitment warrants to the extent that, after exercise, Swartz does not own more than 4.99% of our outstanding shares; the commitment warrants are subject to antidilution provisions, in the case of stock splits.

Our agreement with Swartz is not a convertible debenture, convertible preferred stock, or similar type of investment instrument. In addition, we are not borrowing from Swartz as with a conventional cash line of credit. Rather, subject to the limitations set forth above, our agreement with Swartz permits us to decide, in our sole discretion (subject to penalties for non-use), whether and the extent to which we wish to require that Swartz purchase our stock. Until our registration statement is declared effective, we have no plans to sell shares to Swartz, and we are currently in compliance with the terms of the investment agreement.

In  October  2002,  E-Rex  entered  into  a  Securities  Purchase Agreement with
Auxiliarius Fortunare, LLC for the sale of up a convertible note in the principal amount of up to $500,000. The note is convertible into shares of E-Rex common stock at $0.008 per share, subject to adjustment based on the stock price and trading volume of the common stock. In connection with the Securities Purchase Agreement, E-Rex issued to Auxiliarius warrants to purchase 5,000,000 shares of our common stock at $0.008 per share. The Securities Purchase Agreement requires E-Rex to file and have effective a registration statement with the SEC prior to the time funding commences, which the Company has filed, but which has not yet been declared effective.

3.     Income  Taxes:

The Company records its income tax provision in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" which requires the use of the liability method of accounting for deferred income taxes.

Since the Company has not generated cumulative taxable income since inception, no provision for income taxes has been provided. At September 30, 2002, the Company did not have significant tax net operating loss carry forwards (tax benefits resulting from losses for tax purposes have been fully reserved due to the uncertainty of a going concern). At September 30, 2002 the Company did not have any significant deferred tax liabilities or deferred tax assets.

4.     Development  Stage  Company:

The Company is a development stage company. A development stage company is one for which principal operations have not commenced or principal operations have generated an insignificant amount of revenue. Management of a development stage company devotes most of its activities to establishing a new business. Operating losses have been incurred through September 30, 2002, and the Company continues to use, rather than provide, working capital in this operation. Although management believes that it is pursuing a course of action that will provide successful future operations, the outcome of these matters is uncertain.

5.     Business  Combination:

On February 20, 1999 the Company entered into a merger agreement with Plantech Communications Systems, Inc. ("Plantech"), a privately held British Columbia, Canada, Corporation. Plantech is a development stage enterprise in the software, computer and internet area. From inception in 1992 to date Plantech has had no revenues.

Under the terms of the merger agreement, Plantech shareholders received one share of the Company's common stock for each outstanding share of Plantech stock. The Company issued 8,137,616 shares of its common stock in exchange for all the Plantech common shares outstanding as of February 20, 1999.

The above business combination was accounted for under the purchase method. There was no significant difference between the purchase cost and the fair value of net assets/liabilities acquired, thus no goodwill was recorded. Plantech's results of operations are included in the Company's statement of operations from the date of merger, February 20, 1999. The following table sets forth certain results of operations for the periods presented as if the Plantech business combination had been consummated on the same terms at the Plantech inception in 1992.

                                       Inception
                     Jan.  1,  1999    (8/26/86)
                     To  Feb.  20,     To  Dec.  31,
                     1999              1999
                     -------------     -------------
     Revenues        $         --      $         --
     Net  (Loss)     $   (230,954)     $   (616,086)

6.     Litigation:

On August 4, 2000, Crusader Capital Group, Inc. filed a complaint against the Company in civil action number CV-N-411-DWH-RAM in the United States District Court for the district of Nevada. A settlement agreement has been reached and the Company has issued a total of 166,667 shares of restricted common stock that was delivered to Crusader Capital Group, Inc. in conjunction with the final settlement agreement.

In January, 2000 the Board of Directors resolved to settle a British Columbia Supreme Court action brought against the Company for an unpaid vendor bill for $25,000. The Company also accepted from the same vendor a return of 50,000 shares of the Company stock that the vendor held.

In February 2002, the Company was served with a lawsuit brought by a group of ten (10) plaintiffs, namely Carol Gamble Trust 86, September L. Blackwell, September L. Blackwell and Christopher Ford, as joint tenants, Terry Shores, Steve Rigg, Karl Weinacker, Ressoyia Anderson, Mel Goodman, Slawomir Kownacki, and John Bussjeager, in the United States District Court, District of Nevada. The defendants in the action are the Company, its Board of Directors, a former Director, the Company's legal counsel, and two corporate entities.

This suit was dismissed with prejudice on August 5, 2002. A Motion was filed by the plaintiffs to remove the "with prejudice" clause in the decision. On October 21, 2002 the court upheld it's earlier ruling of "dismissal with prejudice".

In April 2002, the Company was served with a lawsuit brought by Chris Ford, Successor Trustee to the Carol J. Gamble Trust 86, in the Circuit Court of the 11th Judicial Circuit in and for Miami-Dade County, Florida, General Jurisdictional Division, case number 02 10265CA1S. The defendants in the action are International Investment Banking, Inc. ("IIBI"), the Company, its Board of Directors, and a former Director.

The Complaint alleges, among other things that the plaintiff agreed to lend money to IIBI for the purpose of development of E-Rex's Dragonfly electronic device. The Complaint further alleges theft, diversion of the corporate assets, and breach of fiduciary duties by the defendants in diverting the loan proceeds for the directors' own benefit.

The Complaint requests treble damages in the amount of $750,000 under the note, plus penalties, interest, and attorneys' fees, and an accounting from all defendants.

The Company is vigorously defending this lawsuit as management believes that the action is without merit. The plaintiff in this case is the same plaintiff as in the case described below. The case is at a stage where only limited discovery has taken place and no prediction can be made as to the outcome of this case.

7.     Related  Party  Transactions:

The Company purchased software, equipment and 100,000 shares of DiveDepot.com, Inc. stock from Webulate LLC. The transaction was completed with cash of $40,000 and convertible notes payable valued at $200,000. The President of the Company, Mr. Dilley, was on the Board of Directors of DiveDepot.com, Inc. at the time of the transaction and the director Mr. Mitchell, is also on the Board of Directors of DiveDepot.com, Inc.

The Company entered into an agreement on January 21, 2000 with International Investment Banking, Inc. ("IIBI") whereby IIBI would serve as senior management of the Company for an initial term of two years unless further extended by mutual agreement of the parties. The Chairman of the Company, Donald A. Mitchell, also controls IIBI. Pursuant to this agreement, IIBI received $10,000 per month and reimbursement of normal business expenses that it incurs on behalf of the Company and certain expenses of individual consultants that IIBI assigns to carry out the duties and responsibilities of IIBI. Thereafter the annual compensation shall increase at a rate of 20% per year. In addition to monthly compensation, IIBI or Mr. Mitchell may be entitled to receive an annual bonus as determined by the Company's Board of Directors payable in common stock or cash. Mr. Mitchell was granted 2,000,000 shares of common stock representing 1,000,000 common shares for each year of IIBI's engagement. As an addendum to this agreement, IIBI was directed on the Company's behalf to execute the following:
Purchase 8,237,616 shares of stock from two of the Company's former directors for $250,000; issue 6,000,000 shares of stock to Stockbroker Relations, Inc. per an investor relations contract; and issue IIBI 1,000,000 shares of restricted common stock. On February 28, 2001 the board of Directors issued 600,000 restricted shares under Regulation D to IIBI in satisfaction of an outstanding debt of $120,000. This service agreement was terminated by mutual agreement on September 30, 2001.

The Company entered into an agreement on September 11, 2000 with International Investment Banking, Inc. ("IIBI") whereby IIBI provides the Company with a credit line financing on a demand basis with interest accruing at prime rate plus 4%. The total of loan advances, services invoices outstanding and interest has been assigned to designees of IIBI. This demand loan has a balance including interest of $485,811 at December 31, 2001 and $332,360 at September 30, 2002.

The Company made an investment in Ultimate Franchise Systems, Inc. (USFI) on August 1, 2000 in an exchange of 1,000,000 shares of the Company's stock valued at $400,000 for 1,000,000 shares of common stock in USFI and other consideration, valued at $400,000. Further to the agreement the Company will develop a home delivery web site and on-line ordering system for a fee of $75.00 per unit per month in approximately 300 restaurants, plus a royalty of 5% of on-line gross sales. The Company has since disposed of it's holding in Ultimate Franchise Systems, Inc.

On February 22, 2001 the Company issued 75,000 shares of common stock to Jeffrey Harvey, a director and officer, for legal services valued at $15,000, and 75,000 shares of common stock to Carl Dilley, for management services valued at $28,500. The issuances were registered on Form S-8.

On September 12, 2001 the Company issued 85,714 shares of common stock to Jeffrey Harvey, a director and officer, for legal services valued at $36,857, and 162,857 shares of common stock to Carl Dilley, for management services valued at $70,029, and 115, 000 shares of common stock to Brian Lebrecht, the attorney for the corporation, for legal services valued at $49,450. The issuances were registered on Form S-8.

On August 13, 2001 the Company issued 166,667 shares of common stock to Jeffrey Harvey, a director and officer, for legal services valued at $26,667, and 279,167 shares of common stock to Carl Dilley, for management services valued at $70,029, and 250,000 shares of common stock to Brian Lebrecht, the attorney for the corporation, for legal services valued at $40,000. The issuances were registered on Form S-8.

On November 16, 2001 the Company issued 300,000 shares of common stock to Donald
A.  Mitchell,  a director and officer, for management services valued at $3,000.

The Company assumed a promissory note payable to Valcom Ltd, a West Vancouver, British Columbia Company, dated March 15, 1997 in the amount of $6,450 with no interest stated. This note was assumed by the Company from the merger as described in footnote 5. The Company has also entered into an agreement for design and integration work with Valcom Ltd, an entity controlled by a shareholder of the Company, Paul R. MacPherson, who was also a director of the Company at the time the agreement was entered into. The Company continues an ongoing relationship with Valcom Ltd. in that the Company uses Valcom Ltd. as its resource for research and development of its computer hardware and software product development along with the Company Riotech LLC.

On September 30, 2000 the Board of Directors extended and modified the terms of the employment agreement with Carl Dilley president and CEO, a director and officer as follows.

Term. - The term of the Employment Agreement shall be extended for an additional two-year period, such that the Employment Agreement shall now expire at the end of the day on May 30, 2004.

Compensation and Benefits. - Effective as of the date hereof, in addition to any compensation due Employee under the Employment Agreement or otherwise and except as otherwise provided herein, Employee shall be entitled to the following compensation and benefits:

Employee's salary shall increase by 15% over the prior year's salary, effective April 1, 2002 and each April 1 thereafter.

Company shall provide to Employee, without cost, or reimburse Employee 100% of the cost, of health insurance, effective April 1, 2002.

Employee shall be entitled to an annual bonus to be determined by the Board of Directors, which bonus may be paid either in cash or common stock registered on Form S-8.

The amount of Employee's vacation shall increase by one (1) week for each year of completed service, effective April 1, 2002 and each April 1 thereafter, up to a maximum of six (6) weeks of paid vacation.

Employee shall be entitled to participate in any bonus, profit sharing or 401(K) program sponsored by Company and in any other benefit or perquisite that Company may offer to its employees.

The  agreement  was  also  amended  April  4,  2002  as  follows.

Promptly upon the full execution of this Amendment, Company shall issue to Employee warrants to purchase shares of its common stock having an exercise value of $128,700.00 to supplement the depreciation of the stock compensation previously paid to Employee (as provided by the Employment Agreement) and as additional compensation in order to cover the tax liabilities generated by the payment in stock rather than cash required by Company. The warrants shall have a two-year term and be exercisable upon written notice to Company setting forth an exercise effective date, at a price of $.0042 per share. The Company will have the right at its option to repurchase all or part of these warrants on a pro rata basis for a total of $64,350.00.

The Company shall issue to Employee 90,000 shares of its common stock as additional compensation in order to account for the dilution of Employee's original stock position (as contemplated by the Employment Agreement). The foregoing shares of stock shall be immediately, or shall have been prior to delivery, registered with the Securities and Exchange Commission on Form S-8 or otherwise, so that such shares shall be immediately free trading and able to be sold on the open market upon receipt.

Share Adjustment in the Event of Devaluation. To the extent not otherwise addressed in the Employment Agreement, in the event the aggregate market value of any shares issued pursuant to the Employment Agreement, as amended, declines after issuance, then Company shall from time-to-time as reasonably appropriate (but in no event less frequently than is necessary to provide periodic payments equal to the salary and other sums then due) issue to Employee additional shares of its common stock, registered or to be registered on Form S-8 as provided above, to compensate Employee for any lost value.

8.     Convertible  Debenture  Bonds:

Refer to Footnote 7 with regard to bonds issued to related parties. These convertible debentures mature July 1, 2002 are convertible anytime at the holders option on the basis of 1 common share for each $.50 of debenture par value converted. The debentures accrue interest at the rate of 10% per annum. On August 1, 2001 $140,000 principal of convertible debentures was converted to 280,000 common shares of E-Rex, Inc. At September 30, 2002 there was a total of $100,000 principal convertible debentures and accrued interest of $30,912 outstanding. On October 8, 2002 the board of directors approved a modification to the conversion privilege of the outstanding convertible debentures that would allow the holders to convert the principle and accrued interest to common stock at the rate of 90% of the average of the last 5 trading days' closing price.

9.     Stockholders'  Equity:

Refer  to  Footnote  7  with  regard  to  equity  changes  with related parties.

On November 20, 2000, the board of directors declared 1,096,670 restricted common shares to be issued, a value of $449,537, for the purpose of settling with shareholders that had asserted that the Company had originally issued the shareholders stock that was stated to be free trading shares. The restricted shares were issued under a Regulation D section 144 exemption. In addition to the shares issued were 3,290,000 options to purchase shares of the Company's common stock at an exercise price of $1.00 that expire on November 21, 2002. The Company's management disagreed with the assertion, but decided to settle with the relevant shareholders through the issuance of additional shares and options as noted above. As noted in Footnote 6, Crusader Capital Group, Inc., accepted as settlement the 166,667 shares, which have been issued and accounted for. Stock options have been granted by the Company to directors and officers with an expiration date of November 21, 2002. The stock options were issued November 21, 2000 with 325,000 options exercisable at $.40 per share and 325,000 options exercisable at $.75 per share.

Stock options have been granted by the Company to directors and officers with an expiration date of August 7, 2003. The stock options were issued August 7, 2001 with 300,000 options exercisable at $.15 per share and 300,000 options exercisable at $.40 per share.

Stock options have been granted by the Company to Ultimate Franchise Systems Inc., to purchase 3,000,000 shares of E-Rex common stock at an exercise price equal to the average of the closing ask price plus $.01, as quoted on the NASD over-the counter bulletin.

700,000 options were issued to Corporate Service Providers Inc. for the purpose of providing investment banking services to the Company. Terms as per corporate resolution dated August 1, 2000 as follows:

     Exercisable  at  $1.00  during  the  1st  12  months  from  date  of issue.
     Exercisable  at  $1.50  during  the  2nd  12  months  from  date  of issue.

Options are callable with a 21-day notification by the Company if the stock trades for 20 consecutive business days at a 50% premium to the exercise price.

500,000 options were issued to Crusader Capital Group as an inducement to settle the suit detailed in Footnote 6. The options are exercisable at $1.00 during the 24 months from date of issue.

The Company has also offered $1,000,000 in units of the Company's securities pursuant to its Memorandum of terms dated September 21, 2000. The units consist of either a Series A 10% Convertible Debenture or a Series B 10% Convertible Debenture together with 50,000 attached warrants to purchase common stock at an exercise price of $1.00 per share and a two year expiration. The Company has issued $240,000 of these bonds, $200,000 of which were in exchange for assets purchased in the Webulate LLC transaction. The transaction is not a public offering as defined in section 4(2) of the Securities Act of 1933, and accordingly, the units will not be registered under the Act or laws of any state but are being offered pursuant to exemptions from registration.

On February 28, 2001 the board of Directors issued 600,000 restricted shares under Regulation D to IIBI in satisfaction of debt valued at $120,000.

Per a one-year investor relations contract dated March 23, 2000, 6,000,000 shares of stock were issued to Stockbroker Relations, Inc. At December 31, 2000 an unexpensed balance of $1,258,045 in prepaid stock compensation for services was carried in the equity of the Company. This amount was expensed during the first quarter of 2001 and subsequently removed from the stockholders equity of the Company.

On April 2, 2001 the board of Directors issued 346,153 restricted shares to Action Stocks, Inc and James Williams under Regulation D in exchange for investor relations services valued at $58,846. Under terms of the 12 month agreement Action Stocks, Inc. will provide services to the Company including website marketing, email services, direct client promotion, investor relations, affiliate promotions, research reports, and promotional spots on radio shows.

On May 1, 2001 the board of Directors issued 1,100,000 restricted shares to Big Apple Consulting U.S.A., Inc. under Regulation D in exchange for investor relations services valued at $209,000. The agreement requires a further 100,000 restricted shares to be issued on the first of every month for the next 5 months of the agreement. Under terms of the 6 month agreement Big Apple Consulting
U.S.A., Inc. will provide stock broker relations services to the Company including, direct broker promotion, investor relations including conference calls, and investor lead management. In addition to the compensation provided for the agreement, throughout the term of this Agreement, Big Apple shall be eligible to receive a bonus in the form of callable warrants based on its performance in the 90-day period beginning on the Effective Date and in each 90-day period thereafter (each, a "Bonus Period"). Big Apple's eligibility to receive warrants, if any, shall be based on the Average Closing Share Bid Price (the "ACSBP") for the twenty-one (21) trading days ending on the last day of each Bonus Period. The number of warrants, if any, to be issued to Promoter for a Bonus Period shall be determined as follows:

     If the ACSBP equals or exceeds: Promoter shall receive:     Exercisable at:
     $0.25  per  share               175,000                     $0.17 per share
     $0.40  per  share               100,000                     $0.25 per share
     $0.50  per  share               100,000                     $0.40 per share

On May 25, 2001 the board of Directors issued 195,000 restricted shares to Big Apple Consulting U.S.A., Inc. under Regulation D in exchange for marketing services valued at $39,000. Under terms of the 6-month agreement Big Apple Consulting U.S.A., Inc. will provide marketing services to the Company in order to introduce the Dragonfly product into the Northern European Market. The services rendered will include a market study and analysis, introduction to major wireless and other telecom entities that may have an interest in purchasing, distributing manufacturing the Dragonfly. The agreement calls for the payment of pre-approved expenses and a 5% commission on sales effected by the consultant. This agreement was terminated on August 23, 2001.

On July 30, 2001 the board of Directors issued 200,000 restricted shares to Big Apple Consulting U.S.A., Inc. under Regulation D in exchange for investor relations services valued at $38,000 as part of the services agreement executed May 1, 2001.

On August 1, 2001 the board of Directors issued 280,000 free trading shares in conversion of the principle amount of $140,000 in convertible debentures.

On August 7, 2001 the board of Directors issued 40,000 restricted shares on from S-8 in exchange for advisory board member services valued at $66,343.

On August 23, 2001 E-Rex, Inc. terminated the services and marketing agreements with Big Apple Consulting U.S.A., Inc. for breach of contract.

On September 1, 2001 the board of Directors issued 100,000 restricted shares to Big Apple Consulting U.S.A., Inc. under Regulation D in exchange for investor relations services valued at $20,000 as part of the services agreement executed May 1, 2001.

On September 9, 2001 the board of Directors issued 928,572 restricted shares to Mr. Terry Shores for $65,000 in cash.

On September 28, 2001 the board of Directors issued 200,000 free trading shares registered on form S-8 in exchange for marketing and stock exchange listing services valued at $16,000. On October 28, 2001 the board of Directors issued 400,000 free trading shares and warrants exercisable into $150,000 of Free trading shares registered on form S-8 in exchange for consulting services as follows.

Duties of Consultant - The Consultant will provide such services and advice to the Company so as to advise the Company in business development, mergers and acquisitions, business strategy and corporate image. Without limiting the generality of the foregoing, Consultant will also assist the Company in developing, studying and evaluating acquisition proposals, prepare reports and studies thereon when advisable, and assist in matters of executive compensation and discussions pertaining thereof. Nothing contained herein constitutes a commitment on the part of the Consultant to find an acquisition target for the Company or, if such target is found, that any transaction will be completed. This Agreement is not a contract for listing services, and nothing in this Agreement will require the Consultant to negotiate on behalf of the Company with corporations that are involved with listings or making a market in corporate securities in the OTC markets. Consultant would undertake such services under the direction of Carl Dilley, Company President and CEO.

Duties Expressly Excluded. - This Agreement expressly excludes the Consultant from providing public relation services to the Company inclusive of but not limited to (i) direct or indirect promotion of the Company's securities; (ii) assistance in making of a market in the Company's securities. The Consultant shall not have the power of authority to bind the Company to any transaction without the Company's prior written consent.

The Company shall compensate the Consultant with free trading shares of the Company's Common Stock, and warrants for shares of Company's Common Stock. The Company shall issue the Consultant 400,000 free trading shares of the Company's Common Stock upon execution of this agreement. In addition, the Company will issue warrants to purchase $150,000 in freely trading shares of the Company's Common Stock according to the schedule below.

The warrants will expire 90 days from the date of issue according to the schedule below, and Consultant may exercise any available warrants in any increments of 100,000 or more at any time prior to expiration according to the schedule below. The aforementioned warrants shall be executable at a "Market" price determined by taking the average closing price per share for 10 days previous to execution of the warrants and multiplying by 65%. The afore-mentioned warrants shall be considered earned upon execution of the agreement. The Company shall immediately file a form S-8 registration including these shares. The Company agrees to file additional S-8 registrations if necessary to fulfill the terms of the contract.

Schedule  For  Compensation

     Date               Description                       Amount/Number
     1.  Execution      Issue  Shares                     400,000
     2.  Execution      Warrants  at  65%  of  Market     $30,000
     3.  11/01/01       Warrants  at  65%  of  Market     $40,000
     4.  12/01/01       Warrants  at  65%  of  Market     $40,000
     5.  1/01/02        Warrants  at  65%  of  Market     $40,000

During the year ended December 31, 2001 the board of Directors issued 131,935 free trading shares registered on form S-8 exchange for professional services valued at $24,637.

During the year ended December 31, 2001 the board of Directors issued 8,196,745 free trading shares to Mark Wilson, Jonathan Knigin, Sepehr Niakan, Andy Sikorski, Paul Storti, Anne Balduzzi, Steve Marinkovitch, Jonathan Keane, and Mitch Ackles registered on form S-8 in exchange for consulting services valued at $258,852.

During the year ended December 31, 2001 the board of Directors issued 127,373 free trading shares registered on form S-8 in exchange for Software Research and development valued at $31,124.

During the year ended December 31, 2001 the board of Directors issued 3,665,925 free trading shares registered on form S-8 in exchange for legal services valued at $213,984.

During the year ended December 31, 2001 the Company issued 1,441,191 free trading shares registered on form S-8 to Donald A. Mitchell and Carl E. Dilley, directors and officers, for management services valued at$146,933.

During the year ended December 31, 2001 the board of Directors issued 13,162,333 free trading shares registered on form S-8 pursuant to the exercise of warrants for cash of $71,100.

During the period ended September 30, 2002 the board of Directors issued 14,123,533 free trading shares registered on form S-8 pursuant to the exercise of warrants for cash of $110,899.

During the period ended September 30, 2002 the board of Directors issued 4,648,186 restricted shares in payment of outstanding debt to Valcom, Ltd. of $94,825.

During the period ended September 30, 2002 the board of Directors issued 8,800,000 free trading shares registered on form S-8 in exchange for legal, marketing and other consulting services valued at $103,200.

10.    Other  Agreements:

On March 1, 2001 the Company entered into an engagement agreement with Riotech, LLC to provide internet website development, on-line marketing services, e-commerce services and back office systems services to third-party clients of the Company. Under the terms of this 24-month agreement, Riotech, LLC will be compensated at the rate of 70% of the gross amount of any services provided to end customers of the Company. Riotech will manage and provide project managers and development staff on an exclusive basis for all projects undertaken during the term of the agreement, and will also supply 300 hours of work towards the development of the Company's proprietary websites and systems.

E-Rex has entered into an investment financing agreement with Swartz private equity LLC. As part of this agreement the Company has issued 900,000 warrants to acquire the common stock of E-Rex at the exercisable for seven (7) years at a price of $.50 per share. The agreement also provides for the repricing of these warrants as per the following formula:

The Exercise Price per share ("Exercise Price") shall initially equal (the "Initial Exercise Price") the lowest Closing Price for the five (5) trading days immediately preceding September 22, 2000, which is $0.50. If the lowest Closing Price of the Company's Common Stock for the five (5) trading days immediately preceding the date, if any, that Swartz Private Equity, LLC executes an Investment Agreement pursuant to the Letter of Agreement (the "Closing Market Price") is less than the Initial Exercise Price, the Exercise Price shall be reset to equal the Closing Market Price, or, if the Date of Exercise is more than six (6) months after the Date of Issuance, the Exercise Price shall be reset to equal the lesser of (i) the Exercise Price then in effect, or (ii) the "Lowest Reset Price," as that term is defined below. The Company shall calculate a "Reset Price" on each six-month anniversary date of the Date of Issuance which shall equal the lowest Closing Price of the Company's Common Stock for the five (5) trading days ending on such six-month anniversary date of the Date of Issuance. The "Lowest Reset Price" shall equal the lowest Reset Price determined on any six-month anniversary date of the Date of Issuance preceding the Date of Exercise, taking into account, as appropriate, any adjustments made pursuant to Section 5 hereof. Notwithstanding the above if all of the following are true on the date of an Exercise of this Warrant, then the Exercise Price with respect to that Exercise only shall be $.50 (subject to any adjustments required under Section 5 of this Warrant), notwithstanding any price resets that would otherwise apply pursuant to this Section 3: (A) the Company has not completed a reverse stock split anytime after the Date of Issuance through and including the date of such Exercise, (B) the lowest Closing Price of the Company's Common Stock for the five (5) trading days immediately preceding the date of such Exercise is $3.00 or greater.

For purposes hereof, the term "Closing Price" shall mean the closing price on the Nasdaq Small Cap Market, the National Market System ("NMS"), the New York Stock Exchange, or the O.T.C. Bulletin Board, or if no longer traded on the Nasdaq Small Cap Market, the National Market System ("NMS"), the New York Stock Exchange, or the O.T.C. Bulletin Board, the "Closing Price" shall equal the closing price on the principal national securities exchange or the over-the-counter system on which the Common Stock is so traded and, if not available, the mean of the high and low prices on the principal national securities exchange on which the Common Stock is so traded.

On September 15, 2001 the Company entered into an agreement with Anne Balduzzi to develop a sales and marketing plan for the Dragonfly and strategy for introducing the Dragonfly into the marketplace. The study will include researching overall consumer sales and distribution markets (wholesale, retail, OEM and otherwise) for the Dragonfly, and preparing a report of its research results and a strategic plan for introducing and distributing the Dragonfly into and throughout appropriate markets and market segments. The agreement calls for the payment of pre-approved expenses. On August 2, 2001 the Company entered into an agreement with Steve Marinkovitch to act as a Senior Technology and Network Systems Consultant for E-Rex and assist them with the following:
Designing their network architecture for wireless data flow to and from mobile Dragonfly units to E-Rex hosted back-end or customer centric systems as required. Designing and recommending complete "end-to-end" solutions where E-Rex fully hosts the connectivity and back-end systems for Dragonfly connectivity and document transfer, hosts a wireless gateway to the Internet and a customer's back-end system or provides recommendation on software that allows customers to host in-house systems for data transfer. Recommend software required to create the "end-to-end" solutions for each of the transmission scenarios above. This will include mobile software, as well as any required backend, middleware, transaction, and portal server software. Recommend a Security Infrastructure for their network as well as security options for secure data transmission from the Dragonfly. Assist E-Rex in choosing the necessary hardware infrastructure components and suitable configurations. Assist E-Rex in providing technical explanations to its customers and investors regarding the potential uses of the Dragonfly and the E-Rex network as required.

In  October  2002,  E-Rex  entered  into  a  Securities  Purchase Agreement with
Auxiliarius Fortunare, LLC for the sale of up a convertible note in the principal amount of up to $500,000. The note is convertible into shares of E-Rex common stock at $0.008 per share, subject to adjustment based on the stock price and trading volume of the common stock. In connection with the Securities Purchase Agreement, E-Rex issued to Auxiliarius warrants to purchase 5,000,000 shares of its common stock at $0.008 per share. The Securities Purchase Agreement requires E-Rex to file and have effective a registration statement with the SEC prior to the time funding commences, which the Company has filed, but which has not yet been declared effective.

11.    Concentrations  of  risk:

Other than capital financing, the Company relies principally on operating revenue from internet web hosting, design, and consulting services. Development of computer hardware and software products continues, but is not funded by the Company's current operations.

12.    Investments:

The Company currently holds one investment in marketable Securities. The first investment was in Ultimate Franchise Systems, Inc. in an exchange of 1,000,000 shares of the Company's stock valued at $400,000. The second investment was a purchase of software, equipment and 100,000 shares of DiveDepot.com, Inc. stock from Webulate LLC. The transaction was completed with cash of $40,000 and convertible notes payable valued at $200,000. The Chairman and director of the Company Mr. Mitchell is also on the Board of Directors of DiveDepot.com, Inc.

The Company has sold its holdings in Ultimate Franchise Systems, Inc. for net proceeds of $18,915 and recorded a loss of $331,368.

DiveDepot.com, Inc has restated its earnings for this period reflecting a substantial write off of its investment in internet related projects resulting in negative shareholders equity as of September 30, 2000. DiveDepot.com, Inc is not publicly traded and therefore the Company has written down the value of the investment in DiveDepot.com, Inc. to $100 reflecting the fair value of the stock as of Sept 30, 2000.

In reviewing financial and other information supplied to the Company by management of the investee it is our opinion that the decline in value of this investment is temporary in nature. The DiveDepot.com, Inc. generates significant operating revenues and it seems likely that the Company will return to profitability as the economy improves. If it seems likely that the future value of DiveDepot.com, Inc. will not improve management will effect a charge to earnings and a permanent writedown of the investment value.

13.    Required  Cash  Flow  Disclosure:

The Company had interest expense of $43,612 and no income taxes paid for the period ended September 30, 2002.

For the period ended September 30, 2002, the Company entered into agreements for non-cash exchanges of stock for services totaling $287,250.

For the period ended September 30, 2002, the Company entered into agreements for non-cash exchanges of stock for software development totaling $18,900.

For the period ended September 30, 2002, the Company entered into agreements for non-cash exchanges of stock for accounts payable satisfaction totaling $94,825.

For the period ended September 30, 2002, the Company issued stock from the exercise of warrants for cash totaling $167,500.

14.    Summarized  Quarterly  Data  (Unaudited):

Following is a summary of the quarterly results of operations for the years ended December 31, 2001 and 2000:

                                         March            June       September       December
2001                                        31              30              30             31          Total
                               ---------------  --------------  --------------  --------------  ------------
     Net revenue               $        7,966   $      29,072   $      31,975   $      18,172   $    87,185
     Loss from Operations          (1,723,389)       (400,344)       (938,729)       (411,090)   (3,473,552)
     Net income (loss)             (1,738,409)       (416,216)       (953,860)       (427,346)   (3,535,831)
     Basic earnings (loss)
       per share                        (0.07)          (0.02)          (0.03)          (0.01)        (0.12)
     Diluted earnings (loss)
       per share                        (0.07)          (0.02)          (0.03)          (0.01)        (0.12)
     Weighted average shares
       Outstanding                 24,122,005      26,425,681      29,098,552      39,082,212    29,649,570

2000

     Net revenue                            -               -   $       7,524   $      28,452   $    35,976
     Loss from Operations            (175,084)     (2,023,162)     (2,501,898)     (3,776,291)   (8,476,435)
     Net income (loss)               (175,084)     (2,023,162)     (2,501,898)     (3,792,709)   (8,492,853)
     Basic earnings (loss)
       per share                        (0.01)          (0.11)          (0.13)          (0.16)        (0.45)
     Diluted earnings (loss)
       per share                        (0.01)          (0.11)          (0.13)          (0.16)        (0.45)
     Weighted average shares
       Outstanding                 13,276,859      17,973,048      18,607,310      23,025,226    18,841,966


15.    Recent  Accounting  Pronouncements:

In July 2001, the Financial Accounting Standards Board (FASB) issued Statement No. 141, "Business Combinations." Statement 141 requires that the purchase method of accounting be used for all business combinations initiated after September 30, 2001. Statement 141 also specifies criteria that intangible assets acquired in a purchase method business combination must meet to be recognized and reported apart from goodwill, noting that any purchase price allocable to an assembled workforce may not be accounted for separately. Based upon our initial assessment, we do not expect the adoption of this statement to have a significant impact on our financial condition or results of operations.

In September 2001, the FASB approved SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 requires companies to cease amortizing goodwill and other intangible assets with indefinite lives after December 31, 2001. SFAS No. 142 also establishes a new method of testing goodwill for impairment on an annual basis or on an interim basis if an event occurs or circumstances change that would reduce the fair value of a reporting unit below its carrying value. We expect that the impact to 2002 net income associated with the discontinuation of the amortization of goodwill to be a pre-tax increase of approximately $174,000. We have not completed our initial assessment of goodwill impairment. Upon adoption of this standard, any resulting impairment charges recorded may have a material impact on our results of operations.

In  September  2001,  the  FASB  issued  SFAS  No.  143,  "Accounting  for Asset
Retirement Obligations." The statement provides accounting and reporting standards for recognizing the cost associated with obligations related to the retirement of tangible long-lived assets. Under this statement, legal obligations associated with the retirement of long-lived assets are to be recognized at their fair value in the period in which they are incurred if a reasonable estimate of fair value can be made. The fair value of the asset retirement costs is capitalized as part of the carrying amount of the long-lived asset and expensed using a systematic and rational method over the asset's useful life. Any subsequent changes to the fair value of the liability will be expensed. We will be required to adopt this statement no later than January 1, 2003. Based on our initial assessment, we do not expect the adoption of this statement to have a significant impact on our financial condition or results of operations.

In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which is effective for fiscal years beginning after December 15, 2001. This statement supersedes FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and replaces the provisions of APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of Segments of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of segments of a business. SFAS No. 144 retains the fundamental provisions of SFAS No. 121 for the recognition and measurement of the impairment of long-lived assets to be held and used and the measurement of long-lived assets to be disposed of by sale. Impairment of goodwill is not included in the scope of SFAS No. 144 and will be treated in accordance with SFAS No. 142. Under SFAS No. 144, long-lived assets are measured at the lower of carrying amount or fair value less cost to sell. We are required to adopt this statement no later than January 1, 2002. Based on our current assessment, we do not expect the adoption of this statement to have a significant impact on our financial condition or results of operations.

YOU MAY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR SALE OF COMMON STOCK MEANS THAT INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AFTER THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SHARES OF THE COMMON STOCK IN ANY CIRCUMSTANCES UNDER WHICH THE OFFER OR SOLICITATION IS UNLAWFUL.

Dealer Prospectus Delivery Obligation. Until ________, 2002; all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
               _________________

               TABLE OF CONTENTS                           171,666,666 SHARES

                                            Page
                                            ----

Prospectus  Summary                           2                E-REX, INC.
Risk  Factors                                 4
Forward-Looking Statements                    8
Use  of  Proceeds                             9
Selling  Security  Holders                   10
Plan  of  Distribution                       11
Legal  Proceedings                           14
Directors, Executive Officers, Promoters
  and  Control  Persons                      15
Security Ownership of Certain Beneficial
  Owners  and  Management                    16
Description  of  Securities                  17
Interests  of  Named Experts  and  Counsel   18
Disclosure  of  Commission  Position  on
  Indemnification  For  Securities
  Act  Liabilities                           18            --------------------
Description  of  Business                    19                 PROSPECTUS
Management's  Discussion  and  Analysis                    --------------------
  or  Plan  of  Operation                    23
Description  of  Property                    27
Certain  Relationships
  and  Related  Transactions                 27            ---------------, 2002
Market  for  Common  Equity
  and Related Stockholder Matters            30
Executive  Compensation                      31
Changes  in  and  Disagreements  with
  Accountants  on Accounting  and Financial
  Disclosure                                 34
Available  Information                       36
Index  to  Consolidated  Financial
  Statements                                 37

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Article XI of our Bylaws provides that, to the fullest extent permitted by law, the Corporation shall indemnify and hold harmless its directors and officers for reasonable damages suffered by him in connection with his relationship with the Corporation. In addition, the Corporation shall have the power to buy, at this Corporation's expense, policies of insurance.

     Our  Articles  of  Incorporation  do  not  further address indemnification.

     On February 15, 2002, and on May 24, 2002, the Board of Directors of the Company, in accordance with the Bylaws of the Company and applicable sections of the Nevada Revised Statutes, unanimously approved an Indemnification Agreement between the Company and each of Carl Dilley, Donald A. Mitchell, Jeffrey M.
Harvey,  and  Joseph  Pacheco.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

     We will pay all expenses in connection with the registration and sale of the common stock by the selling security holders. The estimated expenses of issuance and distribution are set forth below:

Registration Fees . . . . . . .     Approximately     $    50.00
Transfer Agent Fees . . . . . .     Approximately         500.00
Costs of Printing and Engraving     Approximately       1,000.00
Legal Fees. . . . . . . . . . .     Approximately      20,000.00
Accounting Fees . . . . . . . .     Approximately       3,450.00
                                                      ----------
   Total                                              $25,000.00
                                                      ==========

RECENT  SALES  OF  UNREGISTERED  SECURITIES

     In February 2000, the Company issued an aggregate of 170,000 shares of common stock, restricted in accordance with Rule 144, to nine individuals, each at a price of $0.10 per share for total consideration to the Company of $17,000. The issuances were exempt from registration pursuant to Rule 504 promulgated under Regulation D of the Securities Act of 1933.

     In March 2000, the Company issued 60,000 shares of common stock to Brenda Hamilton and 6,000,000 shares to Stockbroker Presentations, Inc., all restricted in accordance with Rule 144, for services rendered to the Company. The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 and the shareholders were accredited.

     In April 2000, the Company issued an aggregate of 3,290,000 shares of common stock, restricted in accordance with Rule 144, to nineteen individuals, each at a price of $0.10 per share for total consideration to the Company of $329,000. The issuances were exempt from registration pursuant to Rule 506 promulgated under Regulation D of the Securities Act of 1933. In November 2000, the Company issued an aggregate of 930,003 shares of common stock, restricted in accordance with Rule 144, and options to acquire a total of 2,790,000 shares of common stock at an exercise price of $1.00 per share which expire on July 1, 2002, to eighteen of these individuals. The issuances were exempt from registration pursuant to Rule 506 promulgated under Regulation D of the Securities Act of 1933. The issuances were made as additional consideration for delays related to misunderstandings and representations made to the investors by prior management.

     In July 2000 the Company issued a convertible debenture to Dale Sawyer in the face amount of $20,000. The debenture is convertible into 32,000 shares of common stock of the Company until July 1, 2002. The issuance was exempt from registration pursuant to Rule 506 promulgated under Regulation D of the Securities Act of 1933.

     From July to November 2000, the Company issued options to acquire 790,000 shares of common stock at an exercise price of $1.00 per share to twelve individuals in exchange for services rendered to the Company. The options all expire on July 1, 2001. The issuances were exempt from registration pursuant to
Section 4(2) of the Securities Act of 1933 and the shareholders were accredited.

     In August and September 2000, the Company issued 1,000,000 shares of common stock to Corporate Service Providers, 100,000 shares to Ben Grocock, and 6,667 shares to K. Soderstrom, all restricted in accordance with Rule 144, for services rendered to the Company. The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 and the shareholders were accredited.

     In August and November 2000, the Company issued 20,000 shares of common stock to Jeffrey M. Harvey and 200,000 to Carl E. Dilley, restricted in accordance with Rule 144, for services rendered to the Company. The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 and the shareholders were accredited.

     In August 2000, the Company issued options to acquire 3,000,000 shares of common stock to Ultimate Franchise Systems, Inc. The options expire on July 27, 2002. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 and the shareholder was accredited.

     In September 2000, the Company issued 1,000,000 shares of common stock to Ultimate Franchise Systems, Inc., restricted in accordance with Rule 144, as part of a stock exchange. The issuance was exempt from registration pursuant to
Section  4(2)  of the Securities Act of 1933 and the shareholder was accredited.

     In September 2000 the Company issued a convertible debenture to Webulate, LLC in the face amount of $200,000. The debenture is convertible into 400,000 shares of common stock of the Company until July 1, 2002. The issuance was exempt from registration pursuant to Rule 506 promulgated under Regulation D of the Securities Act of 1933.

     In November 2000, the Company issued 166,667 shares of common stock, restricted in accordance with Rule 144, to Crusader Capital as consideration for the settlement of a lawsuit. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 and the shareholder was accredited.

     In November 2000, the Company issued options to acquire a total of 650,000 shares of common stock to Donald A. Mitchell, Jeffrey M. Harvey, Carl E. Dilley, and Janet Williams in exchange for services rendered to the Company. One-half of the options have an exercise price of $0.40 per share, and the other half have an exercise price of $0.75 per share. All options expire on November 21, 2002. The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 and the shareholders were accredited.

     In November 2000, the Company issued a convertible debenture to Ruth Beiler in the face amount of $20,000. The debenture is convertible into 40,000 shares of common stock of the Company until July 1, 2002. The issuance was exempt from registration pursuant to Rule 506 promulgated under Regulation D of the Securities Act of 1933.

     In December 2000 the Company issued warrants to acquire 2,700,000 shares of common stock to Swartz Private Equity, LLC as consideration for the equity line of credit provided by Swartz. The exercise price on the options is determined in accordance with a formula, and expire on September 22, 2007. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 and the purchaser was an accredited investor.

     In February 2001, the Company issued 20,000 shares of common stock, restricted in accordance with Rule 144, to M. Wilson, an employee of the Company. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

     In April 2001, the Company issued 320,153 shares of common stock to Action Stocks, Inc. and 26,000 shares of common stock to James Williams, all restricted in accordance with Rule 144, as consideration for services rendered to the Company. The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

     In May and June 2001, the Company issued 1,395,000 shares of common stock, restricted in accordance with Rule 144, to Big Apple Consulting U.S.A., Inc. as consideration under the Business Development Agreement. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

     In July 2001, the Company issued 200,000 shares of common stock, restricted in accordance with Rule 144, to Big Apple Consulting U.S.A., Inc. as consideration under the Business Development Agreement. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

     In August 2001, the Company issued 20,000 shares of common stock, restricted in accordance with Rule 144, to each of M. Balduzzi and A. Balduzzi as consideration under a services agreement. The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

     In August 2001, the Company issued 280,000 shares of common stock, restricted in accordance with Rule 144, to Frank Horwich as consideration for the conversion of debt. The issuance was exempt from registration pursuant to
Section  4(2)  of  the  Securities  Act  of  1933.

     In September 2001, the Company issued 928,572 shares of common stock, restricted in accordance with Rule 144, to Terry Shores as consideration under a settlement agreement. The issuance was exempt from registration pursuant to
Section  4(2)  of  the  Securities  Act  of  1933.

     In October 2001, the Company issued 50,000 shares of common stock, restricted in accordance with Rule 144, to T. Prochnow as consideration for services rendered to the Company. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

     In February 20, 2002, the Company issued 4,648,186 shares of common stock, restricted in accordance with Rule 144, to Paul MacPherson, a principal of Valcom Limited, as consideration for $94,823.00 in services rendered by Valcom to E-Rex. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

     On August 26, 2002, the Company issued 1,250,000 shares of common stock, restricted in accordance with Rule 144, to one accredited investor in exchange for cash consideration of $10,000. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

` In November 2002, the Company issued 936,460 shares to Donald A. Mitchell, and 2,270,942 shares to Joe Pacheco for repayment of director loans to the Company. The issuances are restricted. The shares were restricted in accordance with Rule 144, and the issuances were exempt from registration pursuant to
Section 4(2) of the Securities Act of 1933 and the shareholders were accredited.


EXHIBITS

Exhibit  No. Description
-----------  -----------

3.1 (1)     Articles  of  Incorporation  of  P.R.  Stocks,  Inc.

3.2 (1)     Amendment to the Articles of Incorporation of P.R. Stocks, Inc.

3.3 (1) Articles of Merger of Medgain International Corporation into National Health & Safety Corporation

3.4 (1) Amendment to the Articles of Incorporation of Medgain International Corporation

3.5 (2)     Certificate of Amendment of Articles of Incorporation of E-Rex, Inc.

3.6 (1)     Bylaws  of  P.R.  Stocks,  Inc.

4.1* Securities Purchase Agreement dated October 14, 2002 by and between E-Rex, Inc. and Auxiliarius Fortunare, LLC

4.2*        E-Rex,  Inc.  10%  Convertible  Note

4.3*        E-Rex,  Inc.  Common  Stock  Purchase  Warrant

4.4*        Registration  Rights  Agreement  dated  October  14,  2002

4.5*        Escrow  Agreement  dated  October  14,  2002

5.1+        Legal  Opinion  of  The  Lebrecht  Group,  APLC

23.1        Consent  of  Parks,  Tschopp,  Whitcomb  &  Orr  P.A.

23.2+       Consent  of  The  Lebrecht  Group, APLC (included in Exhibit 5.1)

(1) Incorporated by reference to E-Rex's Registration Statement on Form SB-2 dated October 30, 2001 as filed with the SEC on November 1, 2001.

(2) Incorporated by reference to E-Rex's Definitive Schedule 14C Information Statement dated August 30, 2002 filed with the SEC on August 30, 2002.

*     Previously  filed.

+     To  be  filed  in  a  later  amendment.

UNDERTAKINGS

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B.     We  hereby  undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorizes this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on November 14, 2002.


                                   E-Rex, Inc.,
                                   a Nevada corporation

                                   /s/  Carl E. Dilley
                                   ________________________________
                                   By:  Carl E. Dilley
                                   Its:  President

     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.



/s/  Carl E. Dilley
__________________________                    November  14,  2002
By:   Carl E. Dilley
Its:   President, Secretary, Treasurer,
       principal financial officer,
       principal accounting officer, and
       Director


/s/  Donald A. Mitchell
__________________________                    November  14,  2002
By:   Donald A. Mitchell
Its:   Director


/s/  Joseph Pacheco
__________________________                    November  14,  2002
By:   Joseph Pacheco
Its:   Director

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